UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SPAR Group, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 13, 2020

To the Stockholders of SPAR Group, Inc.:

The 2020 Annual Meeting of Stockholders (the "2020 Annual Meeting") of SPAR Group, Inc., a Delaware corporation ("SGRP" or the "Corporation"), will be held virtually (See Novel Coronavirus (COVID-19) Outbreak, below) on Wednesday, May 13, 2020, at 12:00 PM (noon), Eastern Time.  You are invited to attend the 2020 Annual Meeting virtually or by proxy (but not in person).  The 2020 Annual Meeting is being held for the following purposes:

1.          To reelect nine Directors of SGRP (all incumbents at April 24, 2020) to serve on SGRP's Board of Directors (the "Board") during the ensuing year and until their successors are elected and qualified;

2.          [Intentionally Deleted];

3.          To ratify, on an advisory basis, the appointment of BDO USA, LLP, as the independent registered accounting firm for the Corporation and its subsidiaries for the year ending December 31, 2020;

4.          To approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in this Proxy Statement/Information Statement (i.e., "say on pay");

5.          To select, on an advisory basis, whether the Corporation should request an advisory vote from its stockholders respecting compensation of the Named Executive Officers every one, two or three years (i.e., "say on frequency");

6.          To consider and approve the stockholder proposed Amendment No. 1 to SGRP's By-Laws to remove the requirement that any board vacancies are to be filled exclusively by the then-current directors and, if such vacancy remains unfilled for 90 days, by the stockholders, effectively reducing to zero the time for the Governance Committee and Board to exclusively fill a Board vacancy;

7.          To consider and approve the stockholder proposed Amendment No. 2 to SGRP's By-Laws to reduce the voting requirement for removal of directors to majority of votes cast from a majority of all stockholder shares (as provided by Delaware law), and increasing the requirement for the annual election of directors from a majority of votes cast to a majority of all stockholder shares;

8.          To consider and approve the stockholder proposed Amendment No. 3 to SGRP's By-Laws to require SGRP to hold a special meeting of stockholders upon the request of holders of at least 20% of SGRP's outstanding stockholder shares decreasing that threshold from the current 25% of SGRP's outstanding stockholder shares; and

9.          To adjourn or postpone the meeting.

The foregoing items of business are more fully described in the Proxy Statement/Information Statement accompanying this Notice. Only the stockholders of record at the close of business on March 30, 2020 will be entitled to notice of and to vote at the 2020 Annual Meeting or any adjournment or postponement thereof.  The Proxy Statement/Information Statement also contains information about the expansion of the Board of Directors of the Company (the "Board") by certain majority stockholders. No vote or other action by SGRP's shareholders is required or permitted in response to such information. Proxies are not being solicited in respect of the expansion of the Board, as set forth in this Proxy Statement/Information Statement (see INFORMATION IN CONNECTION WITH INCREASE OF BOARD SIZE BY MAJORITY STOCKHOLDERS, below).

A copy of SGRP's Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission ("SEC") on April 14, 2020 (the "2019 Annual Report"), together with a letter to its stockholders from SGRP's Chief Executive Officer and President, is being mailed with this Notice but is not, and should not be considered to be, part of the attached Proxy Statement/Information Statement or other proxy soliciting material. However, that copy of the 2019 Annual Report does not contain the exhibits filed with it.

By Order of the Board of Directors
/s/James R. Segreto
James R. Segreto Secretary, Treasurer and Chief Financial Officer

May 1, 2020
White Plains, New York

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD VIRTUALLY ON MAY 13, 2020: THE PROXY STATEMENT/INFORMATION STATEMENT IS AVAILABLE AT investors.sparinc.com/sec-filings. YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, OR CAST YOUR PROXY VOTES BY TELEPHONE OR INTERNET, AS PROVIDED IN THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. PROXIES ARE REVOCABLE AT ANY TIME AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE VIRTUALLY PRESENT AT THE MEETING. REQUESTS FOR ADDITIONAL COPIES OF PROXY MATERIALS SHOULD BE ADDRESSED TO MR. JAMES R. SEGRETO, SECRETARY, TREASURER AND CHIEF FINANCIAL OFFICER, AT THE OFFICES OF THE CORPORATION: SPAR GROUP, INC., 333 WESTCHESTER AVENUE, SOUTH BUILDING, SUITE 204, WHITE PLAINS, NEW YORK 10604.

SPAR GROUP, INC.
333 Westchester Avenue
South Building, Suite 204
White Plains, New York 10604

PROXY STATEMENT/INFORMATION STATEMENT

Annual Meeting of Stockholders
To Be Held On May 13, 2020

GENERAL INFORMATION

This Proxy Statement/Information Statement (this "Proxy Statement/Information Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of SPAR Group, Inc., a Delaware corporation ("SGRP" or the "Corporation", and together with its subsidiaries, "SPAR Group" or the "Company"), for use at the 2020 Annual Meeting of Stockholders (the "2020 Annual Meeting") to be held virtually (See Novel Coronavirus (COVID-19) Outbreak, below) on Wednesday, May 13, 2020, at 12:00 PM (noon), Eastern Time. This Proxy Statement/Information Statement and the form of proxy to be utilized at the 2020 Annual Meeting were mailed or delivered to the stockholders of SGRP on or about May 1, 2020, together with a conformed copy (excluding exhibits) of SGRP's 2019 Annual Report on Form 10-K for the year ended December 31, 2019 (the "2019 Annual Report"), as filed on April 14, 2020, with the SEC.

This Proxy Statement/Information Statement concerns the 2020 Annual Meeting.  A special meeting of SGRPs stockholders was scheduled and adjourned to April 30, 2020 (the "Special Meeting").  For more information respecting the Special Meeting, see SGRP's Definitive Proxy Statement/Information Statement and Information Statement on Schedules 14A and 14C, respectively (the "Special Meeting Proxy/Information Statement"), which was filed with the SEC on April 3, 2020.

Novel Coronavirus (COVID-19) Outbreak

In compliance with the orders of the applicable authorities as a result of the Novel Coronavirus (COVID-19) outbreak, the stockholders of SGRP will NOT be permitted to attend the 2020 Annual Meeting in person, but they will still be able to attend by proxy or vote electronically as described in this Proxy Statement/Information Statement.  Details regarding virtual attendance are set forth below and will be posted on SGRP's website, sparinc.com, under the Investor Relations Tab.

Information Regarding Virtual Attendance at 2020 Annual Meeting

This Proxy Statement/Information Statement concerns the 2020 Annual Meeting, which will be held virtually and not in person.  Further details and frequently asked questions regarding the 2020 Annual Meeting are available on the Company's Investor Relations website at https://investors.sparinc.com.

MATTERS TO BE CONSIDERED

The 2020 Annual Meeting has been called to: (1) reelect nine Directors of SGRP (all incumbents at April 24, 2020) to serve on SGRP's Board of Directors (the "Board") during the ensuing year and until their successors are elected and qualified (see Proposal 1, below); (2) [Intentionally Deleted]; (3) ratify, on an advisory basis, the appointment of BDO USA, LLP, as the independent registered accounting firm for the Corporation and its subsidiaries for the year ending December 31, 2020 (see Proposal 3, below); (4) approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in this Proxy Statement/Information Statement (i.e., "say on pay") (see Proposal 4, below); (5) select, on an advisory basis, whether the Corporation should request an advisory vote from its stockholders respecting compensation of the Named Executive Officers every one, two or three years (i.e., "say on frequency") (see Proposal 5, below); (6) consider and approve the stockholder proposed Amendment No. 1 to SGRP's By-Laws to remove the requirement that any board vacancies are to be filled exclusively by the then-current directors and, if such vacancy remains unfilled for 90 days, by the stockholders, effectively reducing to zero the time for the Governance Committee and Board to exclusively fill a Board vacancy (see Proposal 6, below); (7) consider and approve the stockholder proposed Amendment No. 2 to SGRP's By-Laws to reduce the voting requirement for removal of directors to majority of votes cast from a majority of all stockholder shares (as required by Delaware law), and for the annual election of directors from a majority of votes cast to a majority of all stockholder shares (see Proposal 7, below); (8) consider and approve the stockholder proposed Amendment No. 3 to SGRP's By-Laws to require SGRP to hold a special meeting of stockholders upon the request of holders of at least 20% of SGRP's outstanding stockholder shares, decreasing that threshold from the current 25% of SGRP's outstanding stockholder shares (see Proposal 8, below); and (9) adjourn or postpone the meeting.

RECORD DATE AND VOTING

The Board has fixed the close of business on March 30, 2020 as the record date (the "Record Date") for the determination of stockholders entitled to vote at the 2020 Annual Meeting and any adjournment or postponement thereof. As of the Record Date, there were 21,108,352 shares outstanding of SGRP's common stock, $0.01 par value (the "Common Stock"), and there were no shares outstanding of SGRP's series "A" preferred stock, $0.01 par value (the "Preferred Stock").

QUORUM AND VOTING REQUIREMENTS

Each stockholder of record is entitled to one vote for each share of Common Stock on any matter coming before the 2020 Annual Meeting. The holders of record of at least one-half of the outstanding shares of Common Stock entitled to vote at the 2020 Annual Meeting (10,554,176 shares) must be present at the 2020 Annual Meeting (virtually or by proxy) and will constitute a quorum for the transaction of business at the 2020 Annual Meeting. Shares of Common Stock entitled to vote and represented by properly executed, returned and unrevoked proxies, including shares with respect to which specific votes are withheld or inconclusive or abstentions, including "broker non-votes" (as discussed below), will be considered present at the 2020 Annual Meeting for purposes of determining a quorum.

Brokers holding shares of Common Stock for beneficial owners in "street name" must vote those shares according to any specific instructions they receive from the beneficial owner of the shares. However, brokers have discretionary authority to vote on "routine" proposals, (e.g., the vote to ratify the selection of the independent registered accounting firm at the 2020 Annual Meeting), which means that a broker may vote on behalf of a beneficial owner for such "routine" proposals in the broker's discretion if the beneficial owner does not provide specific instructions to the broker. For example, in the case of the 2020 Annual Meeting, Proposal 3 (ratification of SGRP's independent registered accounting firm for the fiscal year ending December 31, 2020) is a "routine" proposal, while the remainder of proposals to be voted on by SGRP's stockholders of record at the 2020 Annual Meeting may be"non-routine" proposals. Therefore, in such example, a broker may not specify a vote on any proposals other than Proposal 3 at the 2020 Annual Meeting unless it receives specific instructions from the beneficial owner. A "broker non-vote" occurs when a broker does not specify a vote on a particular proposal because the broker may not have discretionary voting authority for that particular proposal and has not received specific instructions from the beneficial owner or otherwise does not specify a vote. Under their applicable rules and procedures, if you hold your shares through a broker and do not instruct your broker how to vote with respect to each of the proposals to be voted on at the 2020 Annual Meeting, your broker will likely not specify a vote with respect to any proposal they perceive to be non-routine.

To the greatest extent permitted by applicable law and SGRP's By-Laws (to the extent not inconsistent with applicable law), (i) proxies with no specific voting instructions on a matter (including broker non-votes and unchecked boxes) will be voted by the proxy agent as provided below (and when then voted are not considered Inconclusive Votes as defined below); (ii) inconclusive votes (i.e., multiple boxes checked, and the like) respecting any candidate or matter are not counted as votes "FOR" or "AGAINST" (each an " Inconclusive Vote"); (iii) Abstentions and Inconclusive Votes are considered a vote but not counted as votes cast with respect to any matter; and (iv) and consequently Inconclusive Votes and abstentions will have no effect on the vote on such matter.  Inconclusive Votes and abstentions do not affect any director removal since an affirmative majority of stockholder shares is required.

A majority of votes must be cast "FOR" a nominee at the 2020 Annual Meeting virtually or by proxy for the election of each nominee to serve as a director. Accordingly, any director receiving a majority of "AGAINST" votes is denied reelection and has agreed to immediately retire (see below). Abstentions and Inconclusive Votes are not considered votes cast with respect to this matter, and consequently, will have no effect on the vote on this matter.

SGRP stockholders are not entitled to cumulate votes.  If there were cumulative voting, in a field of more than nine nominees, the nine nominees receiving the most votes would be elected as directors.

The affirmative vote (i.e., "FOR") of a majority of votes cast at the 2020 Annual Meeting virtually or by proxy is required to ratify, on an advisory basis, the selection of BDO USA, LLP as SGRP's independent registered accounting firm for the year ending December 31, 2020. Abstentions and Inconclusive Votes are not considered votes cast with respect to this matter, and consequently, will have no effect on the vote on this matter.

The affirmative vote (i.e., "FOR") of a majority of votes cast at the 2020 Annual Meeting virtually or by proxy is required to approve, on an advisory basis, the compensation of the SGRP's Named Executive Officers. Abstentions and Inconclusive Votes are not considered votes cast with respect to this matter, and consequently, will have no effect on the vote on this matter.

With respect to the vote on the frequency that SGRP holds the advisory vote on the compensation of the Named Executive Officers, the alternative (i.e., "one", "two" or "three" years) receiving the greatest number of votes virtually or by proxy shall be deemed approved on an advisory basis. Abstentions and Inconclusive Votes are not considered votes cast with respect to this matter, and consequently, will have no effect on the vote on this matter.

The affirmative vote (i.e., "FOR") of a majority of votes cast at the 2020 Annual Meeting virtually or by proxy is required to approve the stockholder proposed Amendment No. 1 to SGRP's By-Laws to remove the requirement that any board vacancies are to be filled by the then-current directors and, if such vacancy remains unfilled for 90 days, by the stockholders, effectively reducing to zero the time for the Governance Committee and Board to exclusively fill a Board vacancy. Abstentions and Inconclusive Votes are not considered votes cast with respect to this matter, and consequently, will have no effect on the vote on this matter.

The affirmative vote (i.e., "FOR") of a majority of votes cast at the 2020 Annual Meeting virtually or by proxy is required to approve the stockholder proposed Amendment No. 2 to SGRP's By-Laws to change the voting standard for removal of directors to majority of votes cast. Abstentions and Inconclusive Votes are not considered votes cast with respect to this matter, and consequently, will have no effect on the vote on this matter.

The affirmative vote (i.e., "FOR") of a majority of votes cast at the 2020 Annual Meeting virtually or by proxy is required to approve the stockholder proposed Amendment No. 3 to SGRP's By-Laws to require SGRP to hold a special meeting of stockholders upon the request of holders of at least 20% of SGRP's outstanding stock. Abstentions and Inconclusive Votes are not considered votes cast with respect to this matter, and consequently, will have no effect on the vote on this matter.

You have no vote and there will be no vote at the 2020 Annual Meeting, we are not asking you for a proxy, and you are requested not to send us a proxy with respect to the expansion of the Board size by the unilateral written stockholder consent from the Brown Expanded Group and Mr. Bartels (see INFORMATION IN CONNECTION WITH INCREASE OF BOARD SIZE BY MAJORITY STOCKHOLDERS, below).

To the greatest extent permitted by applicable law and SGRP's By-Laws (to the extent not inconsistent with applicable law), all proxies that are properly completed, signed and returned (or registered, completed, authenticated and submitted if by telephone or internet) prior to the 2020 Annual Meeting will be voted in accordance with the specific directions made thereon or, in the absence of directions: (a) for the reelection of all nominees named herein and serving as a director on May 24, 2020, to serve as directors (see Proposal 1, below); (b) [Intentionally Deleted]; (c) in favor of the proposal to ratify, on an advisory basis, the appointment of BDO as the Company's independent registered accounting firm (see Proposal 3, below); (d) in favor of the proposal to approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in "Executive Compensation" below (see Proposal 4, below); (d) in favor of "One Year" respecting the proposal to select, on an advisory basis, whether the Corporation should obtain an advisory vote from its stockholders respecting executive compensation every one, two or three years (see Proposal 5, below); (e)against the stockholder proposed Amendment No. 1 to SGRP's By-Laws to remove the requirement that any board vacancies are to be filled by the then-current directors and, if such vacancy remains unfilled for 90 days, by the stockholders (see Proposal 6, below), effectively reducing to zero the time for the Governance Committee and Board to exclusively fill a Board vacancy; (g) against the stockholder proposed Amendment No. 2 to SGRP's By-Laws to change the voting standard for removal of directors to majority of votes cast (see Proposal 7, below); and (h) against the stockholder proposed Amendment No. 3 to SGRP's By-Laws to require SGRP to hold a special meeting of stockholders upon the request of holders of at least 20% of SGRP's outstanding stock (see Proposal 8, below).

Management does not intend to bring before the 2020 Annual Meeting any matters other than those specifically described above and knows of no other matters to come before the 2020 Annual Meeting. If any other matters or motions come before the 2020 Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote Proxies in accordance with their judgment on those matters or motions to the greatest extent permitted by applicable law, including any matter dealing with the conduct of the 2020 Annual Meeting. Proxies may be revoked at any time prior to their exercise (1) by written notification to the Secretary of SGRP at SGRP's principal executive offices located at 333 Westchester Avenue, South Building, Suite 204, White Plains, New York 10604, (2) by delivering a duly executed proxy bearing a later date, or (3) by the stockholder virtually attending the 2020 Annual Meeting and voting his or her shares electronically.

INFORMATION IN CONNECTION WITH INCREASE OF BOARD SIZE BY MAJORITY STOCKHOLDERS

On April 19, 2020, SGRP received delivery of a fully-executed written stockholder consent from Mr. Robert G. Brown ("Mr. Robert G. Brown"), SP/R, Inc. Defined Benefit Pension Trust which is a trust for the benefit (in part) of Mr. Robert G. Brown and controlled by Mr. Robert G. Brown's children as its trustees (the "SP/R Trust", and together with Mr. Robert G. Brown the "Brown Group"), Innovative Global Technologies, LLC ("IGT"), and together with the Brown Group the "Brown Expanded Group"), and William H. Bartels (the "April 2020 Consent"). The Brown Expanded Group and Mr. Bartels (collectively, the "Majority Stockholders") together own approximately 54.2% of the SGRP Shares, which is sufficient for an action by written stockholder consent.  The April 2020 Consent increased the Board size by one director, thereby creating a vacancy so that Mr. Igor Novgorodtsev may be appointed as a director in the future.  The April 2020 Consent action does not appoint Mr. Novgorodtsev as a director. SGRP is taking the position that the new Board vacancy created by the April 2020 Consent will become effective upon the required notice to SGRP's stockholders under applicable SEC rules (see below).  Following the effectiveness of the April 2020 Consent (and increased Board size), SGRP expects that Mr. Novgorodtsev will be appointed as a director of SGRP thereafter, although it is not yet known whether his appointment will be made by the Majority Stockholders on one hand, or the Board, on the other hand.

Mr. Novgorodtsev was not located or selected by the Governance Committee no other candidates were identified, interviewed or reviewed in accordance with SGRP's current policies and procedures, and Mr. Novgorodtsev has not been reviewed, approved or nominated by the Board.  At the request of William H. Bartels, the Board's Vice Chairman, and Mr. Novgorodtsev, the Governance Committee agreed to interview and assess Mr. Novgorodtsev as a potential board candidate. The Governance Committee did not interview or assess any other candidates as there are currently no open seats. The Governance Committee found his background and experience to be potentially very valuable to the Board. The Governance Committee reported to the Board that its process was still underway with both references and a determination of independence. The Governance Committee reminded the Board and Robert G. Brown, SGRP's largest shareholder, that until an open seat occurred, the Governance Committee would not put his name in nomination. The largest shareholder decided to file a written consent for an additional board seat which is underway (as noted above).  Only when an open seat occurs will the committee submit to the board a vote on Mr. Novgorodtsev.

SGRP did not participate in, and did not and does not support, the unilateral April 2020 Consent.  Although Brown has since advised in an email dated April 23, 2020, that the April 2020 Consent specifically identifies Mr. Novgorodtsev as the person the Board seat is for, Counsel has advised SGRP that a board seat cannot be limited to a particular person and Mr. Brown advised in that email that it is up to the Governance Committee and Board to select Mr. Novgorodtsev as the new vacancy.

The Governance Committee has not yet evaluated the independence of Mr. Novgorodtsev. Since there is no presumption of independence under the applicable Nasdaq Rules regarding director independence or the Charter of the Governance Committee, Mr. Novgorodtsev will be considered non-independent unless and until determined otherwise by the Governance Committee (if ever).

If (1) Mr. Novgorodtsev is ultimately appointed as a director of SGRP and the Governance Committee deems him to be non-independent and (2) the director nominees set forth in Proposal 1 – Election of Directors, below, are elected by SGRP's stockholders at the 2020 Annual Meeting, then the Board will consist of 5 non-independent directors and 5 independent directors in violation of the applicable Nasdaq Rules requiring a majority of independent directors on the Board (see Compliance with NASDAQ Board Independence Rules Following the Election of Mr. Robert G. Brown as Director, below).  If the Governance Committee deems Mr. Novgorodtsev to be independent, then no such violation will occur.

No vote or other action by SGRP's shareholders is required or permitted in response to this information. Proxies are not being and cannot be solicited in respect of the expansion of SGRP's Board, as set forth in this Proxy Statement/Information Statement.

The Brown Expanded Group and Mr. Bartels believe that the Board should be immediately increased by one as a result of the April 2020 Consent.  However, SGRP believes that the April 2020 Consent will become effective, and the Board size will be increased by one, upon the delivery of the definitive Proxy Statement/Information Statement to SGRP's stockholders as required under applicable SEC rules and all of the notices, filings and other conditions required under applicable law have been satisfied.  Accordingly, SGRP is taking the position that the actions contemplated by the April 2020 Consent will not become effective until at least twenty calendar days following the SGRP's delivery of this Proxy Statement/Information Statement to our stockholders (the "Effective Time").  The Board size will be increased by one upon the Effective Time, which SGRP currently estimates will be on or about May 30, 2020.

The information contained in this Information in Connection with the Increase in Board Size by the Majority Stockholders is hereby incorporated by reference into Proposal 1, below.

YOU HAVE NO VOTE, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY WITH RESPECT TO THE EXPANSION OF THE BOARD SIZE BY THE UNILATERAL WRITTEN STOCKHOLDER CONSENT OF THE BROWN EXPANDED GROUP AND MR. BARTELS DESCRIBED ABOVE.

PROXY STATEMENT PROPOSALS

YOU HAVE A VOTE, WE ARE ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED TO SEND US A PROXY

WITH RESPECT TO THE FOLLOWING PROPOSALS TO BE VOTED UPON AT THE 2020 ANNUAL MEETING.

PROPOSAL 1 – ELECTION OF DIRECTORS

Nine, and potentially ten, Directors are to be elected at the 2020 Annual Meeting to serve on SGRP's Board of Directors (the "Board") until the next annual meeting of Stockholders and until their respective successors have been elected and qualified.

The nominees for election as a Director are Mr. Arthur H. Baer, Mr. Peter W. Brown, Mr. William H. Bartels, Mr. Robert G. Brown, Mr. Arthur B. Drogue, Mr. Panagiotis ("Panos") N. Lazaretos, Mr. Jeffrey A. Mayer, Mr. R. Eric McCarthey, and Mr. Christiaan Olivier.  The age, principal occupation and certain other information respecting each nominee are stated under the caption The Board of Directors of the Corporation, below. The nominees were approved and recommended by the Governance Committee (see below) and nominated by a majority of the Board at a meeting on April 29, 2020.

In the absence of instructions to the contrary, proxies covering shares of Common Stock will be voted in favor of the election of each of the nominees.

Each nominee has consented to being named in this Proxy Statement/Information Statement as a nominee for Director and has agreed to serve as a Director of SGRP if elected. In the event that any nominee for election as Director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by SGRP. Management has no present knowledge that any of the persons named will be unable to serve.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a Director or nominee. Except as set forth below, none of the nominees has any family relationship to any other nominee or to any executive officer of the Corporation. However, Mr. Olivier is an Executive and Officer of SGRP, Mr. Peter W. Brown is the nephew of Robert G. Brown (who is a Director and significant stockholder of SGRP).  Mr. Bartels is also a significant stockholder of SGRP.  Mr. Bartels and Robert G. Brown (collectively, the "Majority Stockholders") own approximately 54.2% of SGRP's outstanding shares and together have formed a control group and periodically filed an amended Schedule 13D with the SEC (most recently on March 11, 2020), in which they each acknowledged that they "may be deemed to comprise a 'group' within the meaning of the Securities Exchange Act of 1934" and "may act in concert with respect to certain matters", including written consents and various listed items. Please see Item 1A -- Risk Factors -- Risks Related to the Company's Significant Stockholders and Potential Voting Control and Conflicts, and Item 3 -- Legal Proceedings -- RELATED PARTIES AND RELATED PARTY LITIGATION, in the 2019 Annual Report.

As provided in the Restated By-Laws pursuant to the Settlement (see 2019 Restated By-Laws, below), each Director has signed and delivered to the Corporation a written irrevocable letter of resignation and retirement (which shall constitute an irrevocable resignation for purposes of DGCL Section 141(b)), pursuant to which the departing Director shall be deemed to have retired for all purposes (including all plans and other benefits, but excluding indemnification and severance rights) which letter shall be effective as and when, and effective upon, such person failing to be re-elected by the required majority affirmative vote of the voting stockholders at which such person is subject to re-election.  Accordingly, that retirement could be triggered if a majority of the votes are "no", and the Majority Stockholders have the power to together vote "no" and effectively remove any Director.

The number of Directors on the Board is fixed at nine directors as of the date of this Proxy Statement/Information Statement, but may have been increased to ten directors at the Special Meeting (See Board Size, below).

Messrs. Drogue, McCarthey, Mayer, Baer and Olivier support the reelection of all incumbent Directors. Messrs. Robert G. Brown, Bartels, Peter Brown and Lazaretos do not support the reelection of all incumbent Directors.

A MAJORITY OF THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" EACH OF THE NOMINEES IDENTIFIED ABOVE.

Compliance with NASDAQ Board Independence Rules Following the Election of Mr. Robert G. Brown as a Director

As set forth in SGRP's Proxy Statement/Information Statement/Information Statement filed with the SEC on April 3, 2020 (the "Special Meeting Proxy/Information Statement"), the Majority Stockholders provided a unilateral written stockholder consent from the Majority Stockholders (as defined above) appointing Mr. Robert G. Brown as a director of SGRP, which appointment SGRP believes, pursuant to Section 14(c) of the Exchange Act, became effective on April 24, 2020 (20 calendar days following the filing of the Special Meeting Proxy/Information Statement on April 3, 2020).  As of the mailing of this Proxy Statement/Information Statement, Mr. Robert G. Brown's appointment to the Board is currently effective.  Since there is no presumption of independence and the Governance Committee has not determined otherwise (see the next paragraph, below), with Mr. Robert Brown joining the Board, SGRP will have four non-independent directors (Messrs. Bartels, Robert G. Brown, Peter Brown and Olivier), and accordingly the Board will consist of a majority of independent directors as required by the Section 5605 of the Nasdaq Listing Rules (the "Nasdaq Board Independence Rule").

See Determining Independence and Re-determining Status of Messrs. Mayer and Lazaretos, in the Special Meeting Proxy/Information Statement.

PROPOSAL 2 — [INTENTIONALLY DELETED]

PROPOSAL 3 — RATIFICATION, ON AN ADVISORY BASIS, OF THE APPOINTMENT OF

 BDO USA, LLP AS THE INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE

CORPORATION AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 2020.

The Audit Committee of the Board has appointed BDO USA, LLP ("BDO"), an independent registered accounting firm, as the Company's independent registered accounting firm to audit the consolidated financial statements of the Company for its year ending December 31, 2020, subject to the Audit Committee's review of the final terms of BDO's engagement and plans for their audit. BDO audits certain foreign subsidiaries of SGRP through BDO's affiliates in those countries. A resolution will be submitted to stockholders at the 2020 Annual Meeting for the ratification of such appointment on an advisory (i.e., non-binding) basis. Stockholder ratification of the appointment of BDO or anyone else for non-audit services is not required and will not be sought.

BDO has served as the Company's independent registered accounting firm since October 2013.

Audit Fees

The aggregate fees billed to us for professional accounting services by BDO USA, LLP, including the audit of our annual financial statements for the years ended December 31, 2019 and 2018, are set forth in the table below (amounts in thousands):

	2019	2018
Audit fees	$614	$556
Audit-related fees	44	23
Tax fees	129	114
Total	$787	$693

For purposes of the preceding table professional fees are classified as follows:

•

Audit fees — These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by the independent registered accounting firm in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent registered accounting firm in connection with statutory and regulatory filings or engagements.

•

Audit-related fees — These are fees for assurance and related services that traditionally are performed by independent registered accounting firm that are reasonably related to the performance of the audit or review of the financial statements. Audit related fees in the above table represent fees for a 401(k) audit and fees for a stand-alone audit of a subsidiary requested by the Company.

•

Tax fees — These are fees for all professional services performed by professional staff in our independent registered accounting firm's tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

Since the Audit Committee's formation in 2003, as required by applicable law and Nasdaq rules, each audit-related or tax or other non-audit service performed by the Company's independent registered accounting firm either (i) was approved in advance on a case-by-case basis by SGRP's Audit Committee, or (ii) fit within a pre-approved "basket" of audit-related or tax and other non-audit services of limited amount, scope and duration established in advance by SGRP's Audit Committee. In connection with the standards for independence of the Company's independent registered accounting firm promulgated by the SEC, the Audit Committee considers (among other things) whether the provision of such services would be compatible with maintaining the independence of the Company's registered independent accounting firm.

Anticipated Attendance by BDO USA, LLP at the 2020 Annual Meeting

BDO has indicated to the Corporation that it intends to have representatives available, virtually, during the 2020 Annual Meeting who will respond to appropriate questions. These representatives will have the opportunity to make a statement during the meeting if they so desire.

Advisory Vote

A resolution will be submitted to stockholders at the 2020 Annual Meeting for the ratification, on an advisory basis, of the Audit Committee's appointment of BDO as the Company's independent registered accounting firm to audit the Company's consolidated financial statements for the year ending December 31, 2020. The affirmative vote of a majority of the votes cast at the 2020 Annual Meeting in person or by proxy will be required to adopt this resolution. Proxies solicited by the Board will be voted in favor of ratification unless stockholders specify otherwise. Abstentions will have no effect on the outcome of the vote on this proposal. We do not expect any broker non-votes on this proposal because brokers have discretion under applicable rules to vote uninstructed shares on this proposal. In any event, broker non-votes will have no effect on the outcome of this proposal.

If the advisory resolution ratifying BDO as the Company's independent registered accounting firm is adopted by the stockholders, the Audit Committee and Board nevertheless retain the discretion to select a different independent registered accounting firm should they subsequently conclude that doing so is in the Company's best interests. Any such future selection need not be submitted to a vote of stockholders.

If the stockholders do not ratify the appointment, on an advisory basis, of BDO, or if BDO should decline to act or otherwise become incapable of acting, or if BDO's engagement with SGRP is discontinued, SGRP's Audit Committee will appoint another independent registered accounting firm to act as the Company's independent registered accounting firm for the year ending December 31, 2020 (which may nevertheless be BDO should the Audit Committee subsequently conclude that BDO's appointment is in the Company's best interests).

Messrs. Drogue, McCarthey, Mayer, Baer, Olivier and Peter Brown support, and Mr. Robert G. Brown does not support, the ratification, on an advisory basis, of the appointment of BDO USA, LLP as the independent registered accounting firm for the corporation and its subsidiaries for the year ending December 31, 2020.  Messrs. Bartels and Lazaretos abstained.

THE AUDIT COMMITTEE AND A MAJORITY OF THE BOARD OF DIRECTORS EACH BELIEVE THAT THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY'S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020, IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND EACH RECOMMENDS YOU VOTE ON AN ADVISORY BASIS "FOR" APPROVAL THEREOF. PROXIES WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE SPECIFICALLY INDICATED.

PROPOSAL 4 -- ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") added Section 14A to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires that the Corporation provide its stockholders with the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of the Corporation's Named Executive Officers as disclosed in this Proxy Statement/Information Statement in accordance with the compensation disclosure rules of the SEC. For clarity, the Named Executive Officers are only Christiaan M. Olivier, the Corporation's Chief Executive Officer, James R. Segreto, the Corporation's Chief Financial Officer, Kori G. Belzer, the Corporation's Chief Operating Officer, Gerard Marrone, the Corporation's Chief Revenue Officer and Steven J. Adolph, the Corporation's President International and the term does not include any of the other persons listed below in Executive Compensation.

Compensation Policy

The Corporation believes that its compensation packages should (i) attract and retain quality directors, executives and employees, (ii) provide total compensation competitive with similar companies, (iii) reward and reinforce the attainment of the Corporation's performance objectives, and (iv) align the interests of its directors, executives and employees with those of its stockholders (the "Corporation's Compensation Objectives"). The Compensation Committee oversees the existing and proposed compensation plans, policies and practices of the Corporation, reviews and recommends to the Board any necessary or desirable changes or additions to any such plan, policy or practice, and reviews and approves all director and executive officer compensation, to endeavor to meet the Corporation's Compensation Objectives.

The Corporation believes that the interests of its executives should be closely aligned with those of its stockholders. The Corporation's executive compensation program has three primary elements, which are fixed base salaries, annual performance-based bonuses and long-term equity incentive awards. In balancing these elements, the Corporation endeavors to strike an appropriate balance among the Corporation's annual performance, its long-term growth objectives, its ability to attract and retain qualified executive officers and the expense of such compensation. The Corporation believes it should compensate executives for their individual work and achievements, which it endeavors to do through the salaries and individual discretionary bonuses described below. In addition, the Corporation rewards executives for their contributions to the Corporation's achievement of short-term business objectives and operational and performance goals, through the annual cash and stock-based incentive bonuses described below. Grants of restricted stock, stock options and other stock-based awards under the Corporation's 2018 Stock Compensation Plan (described below) are incentives for each executive to make long-term contributions to the value of the Corporation. The Corporation considers all elements of compensation when determining the total salaries and incentives for its executives, but once determined for a particular year such elements are generally independent of each other (e.g. salary will not be affected by the size of bonuses or value of stock-based awards).

Determining Compensation

Each year the Compensation Committee receives compensation recommendations for base salary, bonuses and possible stock-based awards for its non-CEO executives from the Corporation's Chief Executive Officer, and carefully reviews and (to the extent they deem appropriate) adjusts them before approving them. These recommendations are developed by management through employee evaluations, development of business goals and input from its executives. The Corporation also provides a stock purchase plan, 401(k) plan, healthcare plan and certain other benefits to all of the Company's employees (including its executives). In addition, certain executives are party to severance agreements discussed below. The Corporation believes that it pays competitive compensation packages that allow it to attract and retain quality executives.

In setting base salaries, the Corporation considers individual performance (including the satisfaction of duties and accomplishment of previously established short-term and long-term objectives) and various subjective criteria (including initiative, dedication, growth, leadership and contributions to overall department and corporate performance). Non-executive officer salaries and salary increases are recommended by the Corporation's Chief Executive Officer and reviewed and approved by the Compensation Committee.

The Corporation's executive officers are eligible for annual cash and stock-based award bonuses based upon their individual performance, the Corporation's achievements of certain specific operating results or increases in stockholder value and they also may receive a discretionary amount based on the overall contribution of the officer to the Corporation during the year. During or before the beginning of each year the Corporation's Chief Executive Officer and the Compensation Committee establish bonus criteria for each of those officers based principally on the Corporation's achievement of specific performance goals during the year. The type of goal, thresholds and awards may vary among the executives based on their specific area of expertise and responsibilities. However, each goal is specifically designed to generate additional profit, increase revenue or otherwise increase stockholder value. Ranges are generally specified for the goals with corresponding cash and stock-based award bonuses specified for achievement. If a specified level for a goal is achieved, as determined by the Corporation and reviewed by the Compensation Committee, the applicable executives are entitled to the corresponding cash and stock-based award bonuses. All executive officer bonus plans are recommended by the Corporation's Chief Executive Officer and reviewed and approved by the Compensation Committee.

Please see "EXECUTIVE COMPENSATION" below for the compensation and benefits received by the Corporation's Named Executive Officers during 2019.

Advisory Vote

The vote on Proposal 4 is advisory, which means that the vote on the compensation of the Named Executive Officers is not binding on the Corporation, the Board or its Compensation Committee. The vote on this proposal is not intended to address any specific element of compensation, but rather relates to the overall compensation of the Corporation's Named Executive Officers, as described in this Proxy Statement/Information Statement in accordance with the compensation disclosure rules of the SEC. To the extent there is a significant vote against the Corporation's Named Executive Officers' compensation as disclosed in this Proxy Statement/Information Statement, the Compensation Committee will evaluate whether any actions are necessary to address the Corporation's stockholders' concerns.

Accordingly, the Corporation asks its stockholders to vote on the following resolution at the 2020 Annual Meeting:

"RESOLVED, that the Corporation's stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in this Proxy Statement/Information Statement pursuant to the compensation disclosure rules of the SEC, including the Summary Compensation Table and the other related tables and disclosure."

Messrs. Drogue, McCarthey, Mayer, Baer and Olivier support, and Messrs. Robert G. Brown, Peter Brown and Lazaretos do not support, voting to approve the compensation of the named executive officers in such advisory vote.  Mr. Bartels abstained.

THE COMPENSATION COMMITTEE AND A MAJORITY OF THE BOARD OF DIRECTORS EACH RECOMMENDS YOU VOTE ON AN ADVISORY BASIS "FOR" THE RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT/INFORMATION STATEMENT.

PROPOSAL 5 - ADVISORY VOTE ON WHETHER THE CORPORATION

SHOULD REQUEST AN ADVISORY VOTE FROM ITS STOCKHOLDERS RESPECTING

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS EVERY ONE, TWO OR THREE YEARS

As a result of the Dodd-Frank Act, Section 14A of the Exchange Act requires that the Corporation provide its stockholders with the opportunity to vote, on a nonbinding advisory basis, for their preference as to how frequently they vote in the future on the compensation of the Corporation's Named Executive Officers as disclosed in accordance with the compensation disclosure rules of the SEC. Although it is not required to do so, the Corporation currently intends to hold this "frequency vote" every year.

The Corporation's stockholders may indicate whether they would prefer to conduct future advisory votes on the compensation of the Named Executive Officers once every one, two, or three years. Stockholders also may abstain from casting a vote on this proposal.

The Board has determined that an annual advisory vote on the compensation of the Named Executive Officers will permit the Corporation's stockholders to provide direct input each year on the Corporation's executive compensation philosophy, policies and practices as disclosed in this Proxy Statement/Information Statement, which is consistent with the Corporation's efforts to engage in an ongoing dialogue with the its stockholders on the compensation of the Named Executive Officers and corporate governance matters.

This vote is advisory, which means that this frequency vote on the compensation of the Named Executive Officers is not binding on the Corporation, the Board or its Compensation Committee. The Corporation recognizes that the stockholders may have different views as to the best approach for the Corporation, and therefore the Corporation looks forward to hearing from the stockholders as to their preference on the frequency that the Corporation should hold an advisory vote on the compensation of the Named Executive Officers.

The Board and its Compensation Committee will consider the outcome of the frequency vote. However, when considering the frequency of future advisory votes on the compensation of the Named Executive Officers, the Board and its Compensation Committee may decide that it is in the best interests of the Corporation's stockholders and the Corporation to hold an advisory vote on the compensation of the Named Executive Officers more or less frequently than the frequency receiving the most votes cast by the Corporation's stockholders.

Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years or three years (or abstain) when voting in response to the resolution set forth below.

The proxy card provides stockholders with the opportunity to choose among four options (to hold the compensation vote every one, two or three years, or to abstain from voting) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

THE COMPENSATION COMMITTEE AND THE BOARD OF DIRECTORS EACH RECOMMENDS YOU VOTE ON AN ADVISORY BASIS FOR "ONE YEAR" AS THE PREFERRED FREQUENCY FOR THE OPTION OF HOLDING THE ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL 6 – TO CONSIDER AND APPROVE THE STOCKHOLDER PROPOSED AMENDMENT NO. 1 TO SGRP'S BY-LAWS TO REMOVE THE REQUIREMENT THAT ANY BOARD VACANCIES ARE TO BE FILLED BY THE THEN-CURRENT DIRECTORS AND, IF SUCH VACANCY REMAINS UNFILLED FOR 90 DAYS, BY THE STOCKHOLDERS, EFFECTIVELY REDUCING TO ZERO THE TIME FOR THE GOVERNANCE COMMITTEE AND BOARD TO EXCLUSIVELY FILL A BOARD VACANCY.

Background

Currently, Section 3.04 of SGRP's By-Laws requires any board vacancies to be filled by SGRP's Board (and its Governance Committee) for a 90 day period, giving time to them to follow SGRP's director nomination policy and locate, interview, review and evaluate candidates the "Original Board Vacancy Procedure"), but if any such vacancy remains unfilled by the Board after 90 days, then SGRP's stockholders may vote to appoint a director to fill such vacancy. It took 105 days for SGRP's Board to fill the most recent vacancy with Mr. Baer. Pursuant to the Delaware Settlement (see INTEREST OF CERTAIN PERSONS IN THE MATTERS TO BE ACTED UPON - Prior Actions of the Majority Stockholders and their Control Group and Related Delaware Settlement, below), the Majority Stockholders previously agreed to the Original Board Vacancy Procedure.

However, the Majority Stockholders have proposed an amendment to the Original Board Vacancy Procedure, despite the fact that the Majority Stockholders had previously agreed to the Original Board Vacancy Procedure pursuant to the Delaware Settlement. The proposed amendment to the Original Board Vacancy Procedure provides that any board vacancies shall be filled either by SGRP's stockholders or by the Board, notably deleting the provision in the Original Board Vacancy Procedure giving the Board the exclusive right to fill any such vacancy for a period of 90 days following the creation of any such vacancy (the "Amended Board Vacancy Procedure"), effectively reducing to zero the time for the Governance Committee and Board to exclusively fill a Board vacancy.  If adopted, the Amended Board Vacancy Procedure would allow the Majority Stockholders to appoint a director immediately following the creation of a vacancy, potentially denying the Board a chance to locate, interview, review and evaluate candidates it deems fit to serve as a director.

A majority of the independent directors on the Board and all of the Governance Committee members, Mr. Olivier and SGRP's management do not support the approval of the Amended Board Vacancy Procedure because it goes against the Delaware Settlement to which the Majority Stockholders previously agreed, and it significantly reduces the amount of time the Board may use to identify, research and evaluate director candidates to determine if their appointment would be in the best interests of SGRP and all of its stockholders and would overturn the previous settlement agreement of the Majority Stockholders.

Messrs. Drogue, McCarthey, Mayer, Baer and Olivier do not support the Amended Board Vacancy Procedure. Messrs. Robert G. Brown, Bartels, Peter Brown and Lazaretos support the Amended Board Vacancy Procedure.  The complete text with a redline highlighting the changes of the proposed Amendment No. 1 to SGRP's By-Laws is attached to this Proxy Statement/Information Statement as Annex A.

THE GOVERNANCE COMMITTEE AND A MAJORITY OF THE BOARD OF DIRECTORS EACH RECOMMENDS YOU VOTE "AGAINST" THE PROPOSED AMENDMENT NO. 1 TO THE BY-LAWS.

PROPOSAL 7 – TO REDUCE THE VOTING REQUIREMENT FOR REMOVAL OF DIRECTORS TO A MAJORITY OF VOTES CAST FROM A MAJORITY OF ALL STOCKHOLDERS (AS REQUIRED BY DELAWARE LAW), AND FOR THE ANNUAL ELECTION OF DIRECTORS FROM A MAJORITY OF VOTES CAST TO A MAJORITY OF ALL STOCKHOLDERS

Background

Currently, Section 2.07 of SGRP's By-Laws provides that the removal of any director from the Board requires the affirmative vote of a majority of all shares entitled to vote (the "Original Director Removal Standard"), which absolute majority also is required by Delaware law, and provides that the election of any director to the Board requires the affirmative vote of a majority of the votes cast (the "Original Director Election Standard").  Pursuant to the Delaware Settlement (see INTEREST OF CERTAIN PERSONS IN THE MATTERS TO BE ACTED UPON - Prior Actions of the Majority Stockholders and their Control Group and Related Delaware Settlement, below), the Majority Stockholders previously agreed to the Original Director Removal Standard and Original Director Election Standard.

However, the Majority Stockholders have proposed an amendment to the Original Director Removal Standard, despite the fact that the Majority Stockholders had previously agreed to the Original Director Removal Standard and Original Director Election Standard pursuant to the Delaware Settlement. The proposed amendment to the Original Director Removal Standard provides that any director may be removed by a majority of votes cast at a stockholders meeting where a quorum is met (the "Amended Director Removal Standard"), even though less than the votes of a majority.  If the Amended Director Removal Standard is adopted, it would potentially allow for the removal of a director if even only a single share voted for such removal and the remaining shares neglected to vote on such removal.  Based on advice provided by Delaware counsel, SGRP management believes this amendment runs contrary to Delaware law, which provides that any such director removal requires a "majority of shares entitled to vote" standard.

Counsel has advised SGRP and the Governance Committee agrees that the Amended Director Removal Standard is inconsistent with Delaware law.  SGRP will comply with all applicable law and not give effect to the Amended Director Removal Standard unless ordered by a court to do so as provide in Section 2.11 of SGRP's By-Laws.

A majority of the independent directors on the Board and all of the Governance Committee members, Mr. Olivier and SGRP's management do not support the approval of the Amended Director Removal Standard because it goes against the Delaware Settlement to which the Majority Stockholders previously agreed, and it violates Delaware law.

The proposed amendment to the Original Director Election Standard provides that any director may be elected only by the affirmative vote of a majority of all stockholders (the "Amended Director Election Standard"), even though a majority of votes cast at a meeting at which a quorum is present vote to elect such director.  This is essentially a supermajority requirement requiring more than a majority of the votes cast making it easier for holders of a significant number of shares to block an election.  However, the proposed revisions to the Amended Director Election Standard would only require a majority of votes cast at director elections requested by stockholders in a special meeting request, making it easier for holders of a significant number of shares to approve an election.

Counsel has advised SGRP that the having different election requirements for the election of directors in special meetings violates Delaware law by having differing standards for the same class of stock.  SGRP will comply with all applicable law and not give effect to the Amended Director Election Standard unless ordered by a court to do so as provide in Section 2.11 of SGRP's By-Laws.

A majority of the independent directors on the Board and all of the Governance Committee members, Mr. Olivier and SGRP's management do not support the approval of the Amended Director Election Standard because it goes against the Delaware Settlement.

Messrs. Drogue, McCarthey, Mayer, Baer and Olivier do not support the Amended Director Removal Standard or the Amended Director Election Standard. Messrs. Robert G. Brown, Bartels, Peter Brown and Lazaretos support the Amended Director Removal Standard and the Amended Director Election Standard.  The complete text with a redline highlighting the changes of the proposed Amendment No. 2 to SGRP's By-Laws is attached to this Proxy Statement/Information Statement as Annex A.

THE GOVERNANCE COMMITTEE AND A MAJORITY OF THE BOARD OF DIRECTORS EACH RECOMMENDS YOU VOTE "AGAINST" THE PROPOSED AMENDMENT NO. 2 TO THE BY-LAWS.

PROPOSAL 8 – TO CONSIDER AND APPROVE THE STOCKHOLDER PROPOSED AMENDMENT NO. 3 TO SGRP'S BY-LAWS TO REQUIRE SGRP TO HOLD A SPECIAL MEETING OF STOCKHOLDERS UPON THE REQUEST OF HOLDERS OF AT LEAST 20% OF SGRP'S OUTSTANDING STOCK

Background

Currently, Section 2.02 of SGRP's By-Laws allows the holders of at least 25% of SGRP's issued and outstanding shares entitled to vote to call a special meeting of SGRP's stockholders (the "Original Special Meeting Threshold").  Pursuant to the Delaware Settlement (see INTEREST OF CERTAIN PERSONS IN THE MATTERS TO BE ACTED UPON - Prior Actions of the Majority Stockholders and their Control Group and Related Delaware Settlement, below), the Majority Stockholders previously agreed to the Original Special Meeting Threshold.

However, the Majority Stockholders have proposed an amendment to the Original Special Meeting Threshold, despite the fact that the Majority Stockholders had previously agreed to the Original Special Meeting Threshold pursuant to the Delaware Settlement. The proposed amendment to the Original Special Meeting Threshold provides that holders of at least 20% of SGRP's issued and outstanding shares entitled to vote may call a special meeting of SGRP's stockholders (the "Amended Special Meeting Threshold").  If the Amended Special Meeting Threshold is adopted, it would give Robert G. Brown and his affiliates even more latitude in their ability to call special meetings to consider proposals that benefit Mr. Robert G. Brown and his affiliates.  If Mr. Robert G. Brown is given a lower threshold to call such special meetings, the frequency of such special meetings may increase in frequency, which will increase the financial costs (including legal fees, financial printing costs, and time spent by SGRP management on preparing for such special meetings at the expense of running SGRP's day-to-day operations) in order to comply with the notice requirements imposed by SEC regulations and Delaware law.

A majority of the independent directors on the Board and all of the Governance Committee members, Mr. Olivier and SGRP's management do not support the approval of the Amended Special Meeting Threshold because it will go against the Delaware Settlement to which the Majority Stockholders previously agreed, and it will make it easier for Mr. Robert G. Brown and his affiliates to call special meetings of stockholders at a significant and unnecessary financial cost to SGRP and its stockholders.

Messrs. Drogue, McCarthey, Baer, Robert G. Brown, Bartels, Peter Brown and Lazaretos support, and Messrs. Olivier and Mayer do not support, the Amended Special Meeting Threshold.  The complete text with a redline highlighting the changes of the proposed Amendment No. 3 to SGRP's By-Laws is attached to this Proxy Statement/Information Statement as Annex A.

A MAJORITY OF THE GOVERNANCE COMMITTEE AND A MAJORITY OF THE BOARD OF DIRECTORS EACH RECOMMENDS YOU VOTE "FOR" THE PROPOSED AMENDMENT NO. 3 TO THE BY-LAWS.

THE BOARD OF DIRECTORS OF THE CORPORATION

The Board is responsible for overseeing the management, policies and direction of the Corporation and its subsidiaries (collectively, the "Company"), both directly and through its committees (see "Corporate Governance" below). The current members of the Board and nominees for election to the Board are set forth below:

Name	Age	Position with SPAR Group, Inc.
Arthur B. Drogue (1)	74	Chairman of the Board and of the Special Subcommittee of the Audit Committee
Christiaan M. Olivier	55	Chief Executive Officer, President and Director
William H. Bartels	75	Vice Chairman and Director
Arthur H. Baer (1)	73	Director and Chairman of the Audit Committee (as of 2-1-2020)
R. Eric McCarthey (1)	64	Director and Chairman of the Governance Committee (as of 3-1-2020)
Peter W. Brown	38	Director
Jeffrey A. Mayer (2)	68	Director and Chairman of the Compensation Committee
Panagiotis ("Panos") N. Lazaretos	47	Director
Robert G. Brown	76	Director

(1)	Member of the Governance, Compensation, Audit Committees and Special Subcommittee of the Audit Committee
(2)	Member of the Compensation Committee and Governance Committees

Arthur B. Drogue has served as a Chairman of the Board of SGRP for the past 16 months and has been an independent Director of the company since January 2013. He has served as the Lead Director, as the Chairman of the Governance Committee of SGRP since May 2015, and as Chairman of the Special Subcommittee of the Audit Committee since April 2017. Mr. Drogue also is a member of the Audit Committee and Compensation Committee. Mr. Drogue has earned the Board Fellow distinction in the National Association of Corporate Directors (a/k/a NACD) having completed the Board Professional and Board Masters courses. Mr. Drogue was Senior Vice President of Sales and Customer Development for the America's at Unilever during 2009 and 2010. Prior to that, he led Unilever's U.S. Sales and Customer Development organization through eight years of outstanding growth and earnings success while merging six separate companies into one of the U.S.'s preeminent consumer packaged goods companies with over $12 billion in annual sales. His previous professional experience includes senior management positions at Best Foods, Nabisco, Northeastern Organization (a/k/a NEO), and General Mills. Mr. Drogue also has held positions on several corporate and industry boards and has received numerous awards for his achievements. He has served on the board of GS1 U.S., has served as Chairman of the Global Marketing Committee of the Consumer Goods Forum (previously named CIES), has served as Chairman of the Board of Apollo Foods, has served as an Operating Partner at Raptor Consumer Fund, and in addition to his board service at SGRP, he has served on the board of J.M. Global Holdings, serves as Chairman of the Board of Demers Foods, serves on the board of Ruiz Foods chairing the Governance committee and serves on the Audit committee. Mr. Drogue is also a founding partner of The Resource Team, a consulting practice focusing on the consumer package goods industry. The Board concluded that Mr. Drogue should be a director of the Corporation because of his extensive experience as a director and senior manager of companies in the retail industry.

Christiaan M. Olivier serves as the Chief Executive Officer, President and a Director of SGRP and has held such positions since his appointment as Chief Executive Officer of SGRP on September 5, 2017. With over 25 years as a retail executive he has successfully led global organizations bringing positive transformation in the areas of strategy, business development, sales, marketing, client service and operations. His ability to unite groups and executives have continually grown revenue and client base within each company he has served. Prior to joining SGRP, Mr. Olivier served as President of Retail Activation with the Omnicom Group, during his tenure there he considerably increased new business. Before that, he was President at Advantage Sales and Marketing. Mr. Olivier was also Chief Executive Officer at the Smollan Group, a sales and marketing service firm located in South Africa. The Board concluded that Mr. Olivier should be a director of the Corporation because he serves as the Chief Executive Officer of the Corporation and because of his extensive experience in senior management in retail marketing and services.

William H. Bartels serves as Vice Chairman and a Director of SGRP and has held these positions since July 8, 1999 (the effective date of the Merger). He retired as an employee of the Company as of January 1, 2020 (in accordance with the actions of SGRP's Compensation Committee on January 22, 2020).  See Bartels' Retirement and Director Compensation, below.  Mr. Bartels most recently led the Company's domestic M&A activity, expanding SPAR's presence and building relationships throughout the industry. Recently, he located and assisted in the acquisition of Resource Plus and their affiliated marketing service and related technology and fixture manufacturing companies.  Prior to the Merger, he served as Vice Chairman, Secretary, Treasurer and Senior Vice President of the SPAR Marketing Companies (a business he co-founded) since 1967. From 1967 to 1999, he was responsible for sales and marketing of the SPARLINE technology and its related consulting business for evaluating trade promotion spending and strategies for the top tier of CPG companies, domestic and international.  He gained industry wide recognition for SPARLINE (which ceased being a Company product and became a related party product in 1999) as reported through numerous industry publications, while negotiating partnerships with research companies in the U.K and Australia for using the system. He has spoken at conferences in the U.S., Europe, and South America such as: Advertising Research Foundation, Promotion Marketing Association of America, European Society of Marketing Research, Advertising Age and American Management Association. When SPAR began its marketing service business, Mr. Bartels again assumed a business development role and was individually responsible for signing a significant portion of SPAR's customer revenue.

R. Eric McCarthey joined the Board of SGRP as of November 2015, became the Chairman of the Governance Committee effective March 1, 2020, served as the Chairman of the Audit Committee from May 2016 thru February 1, 2020, and serves as a member of the Compensation and Governance Committees and the Special Subcommittee of the Audit Committee. Mr. McCarthey is currently CEO of Shelty-Viking Capital Group, LLC, a private equity holding company with principal ownership in various firms. He is a past Chairman of the Atlanta chapter of National Association of Corporate Directors. Mr. McCarthey had a 30-year career with The Coca-Cola Company and was most recently Senior Vice President, Global Commercial/Customer Strategic Planning & Execution. He had served in several global leadership roles throughout his career with The Coca-Cola Company. Mr. McCarthey also serves on the boards of two privately held companies, Interra International, where he is Chairman of the Strategy Committee and Saulsbury Industries, where he is Chairman of the Governance Committee. He had previously served on the boards of Standard Register as Chairman of the Strategy Committee until the company was sold in 2016 and Global Imaging as Chairman of the Audit Committee until the company was sold in 2007. The Board concluded that Mr. McCarthey should be a director of the Corporation because of his extensive experience in senior management and financial matters in retail marketing and services.

Mr. Jeffrey A. Mayer joined the Board of SGRP in January 2019 and is the Chairman of the Compensation Committee and serves as a member of the Governance Committees. Mr. Mayer has had a long career as an entrepreneur and executive in the energy industry. Since 2018 Mr. Mayer has served as the executive chairman of Oasis Charger Corporation, the manufacturer and distributor of the Juice Bar EV charger systems. Since 2011 Mr. Mayer founded and served as Present and CEO of Soluxe Inc., and chairman of its subsidiaries, Solomon Energy Inc. Solomon Energy Advisors LLC, and Solomon Community Solar LLC. Since 2015 Mr. Mayer served as advisor to and venture partner of Oak Investment Partners. In addition to SPAR Group he is a member of the Boards of Directors of Photobucket Corp. and Tomorrow Energy Inc. He serves on a number of not-for-profit boards including Kingsley Trust Association and Social Venture Partners of Connecticut. In 1999 Mr. Mayer founded, and through 2011 served as CEO and President of, and chairman or a member of the Board of, MXenergy, Inc., which was an SEC reporting entity. From 1993 through 1999, Mr. Mayer served as a managing director of AIG Trading Corporation and Sempra Energy Trading Company and as President of AIG Securities Corporation and AIG Clearing Corporation. From 1999 through 2005, Mr. Mayer served as a member of the Risk Oversight Committee of Northeast Utilities and consultant to Northeast Utilities and to Chicago Board of Trade Clearing Corporation. From 1987 through 1993, Mr. Mayer served as a Vice President of Goldman Sachs & Co., and from 1984 through 1987, Mr. Mayer served as the chief counsel of the J. Aron Commodities Division of Goldman Sachs & Co. From 1979 through 1983 Mr. Mayer served as an attorney with Barrett Smith Schapiro Simon & Armstrong in New York, NY. Mr. Mayer is a graduate of Yale University (B.A. 1973) and New York University (L.L.B. 1978).  The Board concluded that Mr. Mayer should be a director of the Corporation because of his experience as a director of an SEC reporting entity, extensive management experience and legal expertise.

Arthur H. Baer serves as a Director of SGRP, became the Chairman of the Audit Committee effective February 1, 2020, serves as a member of the Audit, Compensation and Governance Committees and the Special Subcommittee of the Audit Committee, and has done so since September 3, 2019. He was a Legislator in Columbia County, New York until 2015 and previously served as the Chairman of the Board of Supervisors from January 2008 to December 2009 and as County Executive during the same period.  Mr. Baer was Dean of the College of Business and Administration at Drexel University in Philadelphia from 1993 to 1996.  For 20 years (from 1998 through August of 2018), he was also a Director and Audit Committee Chair for Seneca Foods, Inc., a multi-billion dollar international food company. Mr. Baer's business background also includes experience in managing businesses, senior leadership development and the evaluation of strategic opportunities and challenges. He was President of Hudson Valley Publishing from 2003 to 2008 and also held the position from 1998 to 1999. He was President of Arrow Electronics Europe from 2000 to 2002 and President of XYAN Inc. from 1996 to 1998. Mr. Baer has also served as a senior executive at Standard Brands, Northwest Industries, and Cablevision Systems.  He holds a B.A. and M.B.A. from Columbia University.  The Board concluded that Mr. Baer should be a director of the Corporation because of his extensive experience in senior management and financial matters and the evaluation of strategic opportunities and challenges.

Peter W. Brown joined the Board of SGRP in May 2018, served as a Board Observer to the Corporation's Board of Directors from 2014 through December 2016, serves as a director of the Corporation's Brazilian subsidiary, SPAR BSMT and owns EILLC (which owns 10% of SPAR BSMT). See Transactions with Related Persons, Promoters and Certain Control Persons - International Related Party Services, below). He also has served as a director of Business Ideas Provider, LTD, since 2012, and represented SAS as a director of Affinity Insurance, LTD, since 2013. Mr. Peter Brown received a BS from the University of Massachusetts's School of Natural Science and an MBA from the University of Massachusetts's Isenberg School of Management.

Panagiotis ("Panos") N. Lazaretos.  Mr. Lazaretos joined the SGRP Board on December 10, 2019, when his appointment under the Written Consents became effective (see Appointment and Election of Panagiotis ("Panos") N. Lazaretos as a Director, above).   Mr. Lazaretos has over 15 years of international business development experience focusing on retail service operations and on Central and Eastern Europe, Russia, the Middle East and North Africa. Mr. Lazaretos is a co-founder and significant shareholder of and since November 2017 has been the Chief Executive Officer and Chairman of the Board of Directors of Thenablers, Inc., a non-operational international business development organization that will be focused on the design and execution of new market strategies for its clients.  Robert G. Brown, William H. Bartels and a number of their related parties are investors in Thenablers (although they collectively own less than one-half percent of the Thenablers outstanding stock). According to its most recent SEC Filings, Thenablers, Inc. is a development-stage company and has recorded no revenue through June 30, 2019.  From time to time, Mr. Lazaretos has provided consulting services to SPAR InfoTech, Inc., an affiliate of the Corporation owned by Robert G. Brown, who retired as the Chairman and an officer and director of SGRP on May 3, 2018, and who is part of a control group with Mr. Bartels and others (see Background, above).  February 2017 to June 2019, Mr. Lazaretos was a Director of Business Development at Sales Service International. From June 2013 to November 2016, Mr. Lazaretos was a Regional Director for Field Marketing Services for Adecco Group. From June 2002 to May 2013, Mr. Lazaretos was a Vice President of International Operations for SGRP where he worked from Greece and helped SGRP's President of International Operations and Chief Executive Officer in dealing with SGRP's largely autonomous joint venture subsidiaries and related expansions. From July 1999 to June 2002, Mr. Lazaretos was a Director of Technology at SGRP, and held the same position with one of its pre-merger predecessors from June 1997 to July 1999, where he began his career and helped them transition from a paper process to a web-based data collection and reporting platform.  In May 1997, Mr. Lazaretos received a BS in Computer Science from the State University of New York, New York, at New Paltz, and from 1999 to 2001 attended MBA classes focused on information technology at Pace University.

Robert G. Brown rejoined the Board as a director on April 24, 2020, pursuant to the written consents of the Brown Group and Mr. Bartels.  See the Special Meeting Proxy Statement.  Mr. Brown served as director of SGRP from July 8, 1999, the effective date of the merger of SPAR Marketing Force, Inc., and related companies, a business he co-founded (the "SPAR Companies"), with PIA Merchandising Services, Inc. (the "Merger") creating SPAR Group Inc., until his retirement on May 3, 2018. Mr. Robert G. Brown served as the non-executive Chairman of SGRP from 2012 through such retirement, as the Executive Chairman and an Officer of SGRP from 2008 through 2012, and as the Executive Chairman, Chief Executive Officer and President of SGRP from July 8, 1999, through 2008.  Prior to the Merger in 1999, Mr. Robert G. Brown served as the Chairman, President and Chief Executive Officer of the SPAR Companies since certain of its predecessors were formed in 1979.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Prior Actions of the Majority Stockholders and their Control Group and Related Delaware Settlement

On June 1, 2018, June 29, 2018, July 5, 2018, August 6, 2018 and January 25, 2019, the Majority Stockholders each filed an amended Schedule 13D with the Securities and Exchange Commission (the "SEC"), in which they each acknowledged that they "may be deemed to comprise a 'group' within the meaning of (the Securities Exchange Act of 1934)" and "may act in concert with respect to certain matters", including various listed items. Pursuant to those Schedule 13D filings, the Majority Stockholders have acted as a control group and adopted written consents to unilaterally, and without the participation of SGRP's Board of Directors (the "Board"), Governance Committee or other stockholders, endeavoring to: approve the selection, appointment and election of Mr. Jeffrey A. Mayer as a director of SGRP; remove Lorrence T. Kellar as an independent director of SGRP; and change SGRP's By-Laws in order to (among other things) remove authority from the Board through new supermajority requirements and stockholder only approvals (the "Proposed Amendments"), which the Governance Committee believed weakened the Board's independence, and which were contested by SGRP and ultimately concluded in a negotiated settlement that included Mayer's appointment, Mr. Kellar's forced retirement, and the adoption of SGRP's Amended and Restated By-Laws on January 18, 2019 (the "Delaware Settlement"). See Part I, Item 3 -- Legal Proceedings - RELATED PARTIES AND RELATED PARTY LITIGATION, in the 2019 Annual Report. Pursuant to the Delaware Settlement, the parties agreed to amend and restate SGRP's By-Laws (the "2019 Restated By-Laws") with negotiated changes to the Proposed Amendments that preserved the current roles of the Governance Committee and Board in the location, evaluation, and selection of candidates for director and in the nominations of those candidates for the annual stockholders' meeting and appointment of those candidates to fill Board vacancies other than those under a stockholder written consent making a removal and appointment. See 2019 Restated By-Laws, below.

Mr. Robert G. Brown and his companies are and have been involved in a number of material adverse claims and actions against the Company.  On March 6, 2020, Robert G. Brown sent an email communication demanding payment to SBS from the Company of $1,707,374.  At SGRP's March 2020 Board meeting, Mr. Bartels was requested by an independent director to compile a list of claims that he and Mr. Brown believe are owed by the Company. On March 17, 2020, that list was given to the Audit Committee Chairman and included additional claims, net of an anticipated reduction, totaling approximately $1.3 million, bringing their total claims to approximately $3 million.  The Company has completely rejected these unfounded and unsubstantiated claims, and believes it was released from all such claims by SBS in the SBS bankruptcy reorganization.  See Domestic Related Party Services, SBS Bankruptcy and Settlement, and March 2020 Claim, below.  See also Infotech Litigation and Settlement, below.

EXECUTIVES AND OFFICERS OF THE CORPORATION

Set forth in the table below are the names, ages and offices held by all Executives and Officers of the Corporation as of December 31, 2019. For biographical information regarding Christiaan M. Olivier, see The Board of Directors of the Corporation, above.

Name	Age	Position with SPAR Group, Inc. (1)(2)

Christiaan M. Olivier	55	Chief Executive Officer, President and a Director

James R. Segreto	71	Chief Financial Officer, Secretary and Treasurer

Kori G. Belzer	54	Chief Operating Officer

Gerard Marrone	57	Chief Revenue Officer

Steven J. Adolph	53	President International

(1)

Under the Corporation's Restated By-Laws and the resolutions of the Board, each of the following individuals have been designated as both an "Executive" and an "Officer" of the Corporation except as otherwise noted below. An Executive is generally an executive officer of the Corporation and part of its senior management.

(2)

Each named individual is an "at will" employee of the Company. Their nominal terms as Executives and Officers are for one year, lasting from one annual stockholders meeting to the next.  However, see Potential Severance Payments upon a Change-In-Control and Termination, below.

James R. Segreto serves as Chief Financial Officer, Secretary and Treasurer of SGRP and has done so since December 14, 2007. Prior to his current position, Mr. Segreto served as Vice President and Controller of SGRP since July 8, 1999, the effective date of the Merger. Mr. Segreto served as Chief Financial Officer for Supermarket Communications Systems, Inc. from 1992 to 1997 and LM Capital, LLP from 1990 to 1992. Prior to 1992, he served as Controller of Dorman Roth Foods, Inc.

Kori G. Belzer serves as the Chief Operating Officer of SGRP and has done so since January 1, 2004. From 2000 through 2003, Ms. Belzer served as the Chief Operating Officer of SPAR Administrative Services, Inc. (then known as SPAR Management Services, Inc.) ("SAS"), and SPAR Business Services, Inc. (then known as SPAR Marketing Services, Inc.), each an affiliate of SGRP (see Transactions with Related Persons, Promoters and Certain Control Persons, below). From 1997 to 2000, Ms. Belzer served as Vice President Operations of SAS and as Regional Director of SAS from 1995 to 1997. Prior to 1995, she served as Client Services Manager for SPAR/Servco, Inc.

Gerard (Gerry) Marrone joined SPAR Group, Inc. as SVP Sales & Marketing in January 2017 and was promoted to Chief Revenue Officer in December of the same year. As Chief Revenue Officer he oversees all revenue generation and marketing activities for the company. He is responsible for strategic growth initiatives and expansion of the domestic business. His role includes seeking and leading strategic alliances and joint ventures and he is responsible for developing capabilities and best practices within the sales and marketing function that will be shared and implemented across the organization and the international network.

Steven J. Adolph serves as the President International of SGRP and has done so since June 21, 2016. Prior to his current position, Mr. Adolph served in several executive roles including: President of Kalamazoo Outdoor Gourmet, CEO Asia/Pacific for Invacare, Vice President International for SentrySafe and Vice-President Asia/Pacific for Equal/NutraSweet. Mr. Adolph graduated Magna Cum Laude from Duke University and has an MBA with distinction from the Kellogg School of Management at Northwestern University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of SGRP's Common Stock as of March 30, 2020, by: (i) each person (or group of affiliated persons) who is known by SGRP to own beneficially more than 5% of SGRP's Common Stock; (ii) each of SGRP's directors; (iii) each of the Named Executive Officers in the Summary Compensation Table; and (iv) SGRP's directors and Executives as a group. Except as indicated in the footnotes to this table, the persons named in the table, based on information provided by such persons, have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	See Note #	Percentage
Common Shares	William H. Bartels (1)	11,445,611	(2)	54.2%
Common Shares	Christiaan M. Olivier (1)	304,390	(3)	1.4%
Common Shares	Jack W. Partridge (1)	148,432	(4)	*
Common Shares	Arthur B. Drogue (1)	64,000	(5)	*
Common Shares	R. Eric McCarthey (1)	44,000	(6)	*
Common Shares	Jeffrey A. Mayer (1)	30,000	(7)	*
Common Shares	Peter W. Brown (1)	155,210	(8)	*
Common Shares	James R. Segreto (1)	171,251	(9)	*
Common Shares	Kori G. Belzer (1)	206,745	(10)	*
Common Shares	Gerard Marrone (1)	40,260	(11)	*
Common Shares	Steven J. Adolph (1)	102,500	(12)	*
Common Shares	Robert G. Brown 123 Sunesta Cove Drive Palm Beach Gardens, FL 33418	11,445,611	(2)	54.2%
Common Shares	Whittier Holdings, Inc. 100 Liberty Street, Suite 890 Reno, NV 89501	1,105,455	(13)	5.24%
Common Shares	All Executives and Directors	12,712,399	-	60.2%
*	Less than 1%
(1)	The address of such owners is c/o SPAR Group, Inc. 333 Westchester Avenue, South Building, Suite 204, White Plains, New York 10604.
(2)

These shares are owned beneficially by a control group consisting of Mr. William H. Bartels, Mr. Robert G. Brown, and SP/R Defined Benefit Pension Trust ("SP/R Trust") for the benefit of Mr. Robert G. Brown and his children. Mr. Bartels owns 5,288,693 of those shares or 25.1% and Mr. Robert G. Brown owns 5,047,293 of those shares and the SP/R Trust owns 1,109,625 of those shares for a total of 29.2%.

(3)	Mr. Olivier's beneficial ownership includes 296,250 shares issuable upon exercise of options.
(4)	Mr. Partridge's beneficial ownership includes 80,000 shares issuable upon exercise of options.
(5)	Mr. Drogue's beneficial ownership includes 60,000 shares issuable upon exercise of options.
(6)	Mr. McCarthey's beneficial ownership includes 40,000 shares issuable upon exercise of options.
(7)	Mr. Mayer's beneficial ownership includes 30,000 shares issuable upon exercise of options.
(8)	Mr. Peter Brown's beneficial ownership includes 67,500 shares issuable upon exercise of options.
(9)	Mr. Segreto's beneficial ownership includes 171,250 shares issuable upon exercise of options.
(10)	Ms. Belzer's beneficial ownership includes 193,750 shares issuable upon exercise of options.
(11)	Mr. Marrone's beneficial ownership includes 40,000 shares issuable upon exercise of options.
(12)	Mr. Adolph's beneficial ownership includes 102,500 shares issuable upon exercise of options.
(13)

Percentage ownership is based on the total number of shares of Common Stock outstanding (21,108,352 shares) and the number of shares of Common Stock beneficially owned (including Common Stock currently obtainable under vested options, indirectly owned through retirement plans and beneficially owned by certain family members) by such person or group, in each case as of March 30, 2020.

Transactions with Related Persons, Promoters and Certain Control Persons

SGRP's policy respecting approval of transactions with related persons, promoters and control persons is contained in the SPAR Group Code of Ethical Conduct for its Directors, Executives, Officers, Employees, Consultants and other Representatives Amended and Restated (as of) March 15, 2018 (the "Ethics Code"). The Ethics Code is intended to promote and reward honest, ethical, respectful and professional conduct by each director, executive, officer, employee, consultant and other representative of any of SGRP and its subsidiaries (together with SGRP, the "Company") and each other Covered Person (as defined in the Ethics Code) in his or her position with the Company anywhere in the world, including (among other things) serving each customer, dealing with each vendor and treating each other with integrity and respect, and behaving honestly, ethically and professionally with each customer, each vendor, each other and the Company. Article II of the Ethics Code specifically prohibits various forms of self-dealing (including dealing with relatives) and collusion and Article V of the Ethics Code generally prohibits each "Covered Person" (including SGRP's officers and directors) from using or disclosing the Confidential Information of the Company or any of its customers or vendors, seeking or accepting anything of value from any competitor, customer, vendor, or other person relating to doing business with the Company, or engaging in any business activity that conflicts with his or her duties to the Company, and directs each "Covered Person" to avoid any activity or interest that is inconsistent with the best interests of the SPAR Group, in each case except for any "Approved Activity" (as such terms are defined in the Ethics Code). Examples of violations include (among other things) having any ownership interest in, acting as a director or officer of or otherwise personally benefiting from business with any competitor, customer or vendor of the Company other than pursuant to any Approved Activity. Approved Activities include (among other things) any contract with an affiliated person (each an "Approved Affiliate Contract") or anything else disclosed to and approved by SGRP's Board of Directors (the "Board"), its Governance Committee or its Audit Committee, as the case may be, as well as the ownership, board, executive and other positions held in and services and other contributions to affiliates of SGRP and its subsidiaries by certain directors, officers or employees of SGRP, any of its subsidiaries or any of their respective family members. The Company's senior management is generally responsible for monitoring compliance with the Ethics Code and establishing and maintaining compliance systems, including those related to the oversight and approval of conflicting relationships and transactions, subject to the review and oversight of SGRP's Governance Committee as provided in clause IV.11 of the Governance Committee's Charter, and SGRP's Audit Committee as provided in clause I.2(l) of the Audit Committee's Charter. The Governance Committee and Audit Committee each consist solely of independent outside directors (see Domestic Related Party Services, International Related Party Services, SBS Bankruptcy, Settlement and March 2020 Claim, Summary of Certain Related Party Transactions, Infotech Litigation and Settlement, Affinity Insurance, and Other Related Party Transactions and Arrangements, below).

SGRP's Audit Committee has the specific duty and responsibility to review and approve the overall fairness and terms of all material related-party transactions. The Audit Committee receives affiliate contracts and amendments thereto for its review and approval (to the extent approval is given), and these contracts are periodically (often annually) again reviewed, in accordance with the Audit Committee Charter, the Ethics Code, the rules of the Nasdaq Stock Market LLC ("Nasdaq"), and other applicable law to ensure that the overall economic and other terms will be (or continue to be) no less favorable to the Company than would be the case in an arms-length contract with an unrelated provider of similar services (i.e., its overall fairness to the Company, including pricing, payments to related parties, and the ability to provide services at comparable performance levels). The Audit Committee periodically reviews all related party relationships and transactions described below.

Domestic Related Party Services:

SPAR Business Services, Inc. ("SBS"), SPAR Administrative Services, Inc. ("SAS"), and SPAR InfoTech, Inc. ("Infotech"), have provided services from time to time to the Company and are related parties and affiliates of SGRP, but are not under the control or part of the consolidated Company. SBS is an affiliate because it is owned by Robert G. Brown and prior to December 2018 was owned by William H. Bartels. SAS is an affiliate because it is owned by William H. Bartels and certain relatives of Robert G. Brown or entities controlled by them (each of whom are considered affiliates of the Company for related party purposes).  Infotech is an affiliate because it is owned principally by Robert G. Brown.  Mr. Robert G. Brown and Mr. Bartels are the Majority Stockholders (see below), members of a 13D control group and founders of SGRP, Mr. Robert G. Brown was Chairman and an officer and director of SGRP through May 3, 2018 (when he retired), and Mr. Bartels was and continues to be Vice Chairman and a director of SGRP, but retired as an employee of SGRP as of January 1, 2020 (see Bartels' Retirement and Director Compensation, below).  Mr. Robert G. Brown and Mr. Bartels also have been and are stockholders, directors and executive officers of various other affiliates of SGRP. See Note 6 to the Company's Consolidated Financial Statements - Commitments and Contingencies – Legal Matters, in the Company's 2019 Annual Report.  See also SBS Bankruptcy, Settlement and March 2020 Claim and Infotech Litigation and Settlement, below.

The Company executes its domestic field services through the services of field merchandising, auditing, assembly and other field personnel (each a "Field Specialist"), substantially all of whom are provided to the Company and engaged by independent third parties and located, scheduled, deployed and administered domestically through the services of local, regional, district and other personnel (each a "Field Administrator"), and substantially all of the Field Administrators are in turn are employed by other independent third parties.

SBS provided substantially all of the Field Specialist services in the U.S.A. to the Company from January 1 through July 27, 2018, and an independent vendor and licensee provided them for the balance of 2018. The Company paid $13.3 million during the nine months ended September 30, 2018, to SBS for its provision as needed of the services of approximately 4,500 of SBS's available Field Specialists in the U.S.A. (which amounted to approximately 43% of the Company's total domestic Field Specialist service expense for the nine months ended September 30, 2018).

Since the termination of the Amended and Restated Field Service Agreement with SBS on December 1, 2014 (as amended, the "Prior SBS Agreement"), the Company and SBS agreed to an arrangement where the Company reimbursed SBS for the Field Specialist service costs and certain other approved reimbursable expenses incurred by SBS in performing services for the Company and paid SBS a revised fixed percentage of such reimbursable expenses (the "Cost Plus Fee") equal to 2.96% of those reimbursable expenses, subject to certain offsetting credits.  The Company had offered, at various times since 2014, new agreements to SBS confirming that reimbursable expenses were subject to review and approval by the Company, but SBS rejected that proposal.

Due to (among other things) the adverse determination in 2016 in Clothier that SBS had misclassified its employees as independent contractors and the ongoing proceedings against SBS (which could have had a material adverse effect on SBS's ability to provide future services needed by the Company), SBS' continued higher charges and expense reimbursement disputes, and the Company's identification of an experienced independent third party company (the "Independent Field Vendor") who would provide comparable services on substantially better terms, the Company terminated the services of SBS effective July 27, 2018, and the Company has engaged that Independent Field Vendor to replace those field services previously provided by SBS (other than in California).  The Company similarly terminated SAS and has engaged another independent third party company to replace those administrative services formerly provided by SAS, effective August 1, 2018 (the "Independent Field Administrator").

Even though the Company believes it had paid SBS for all services provided through July 27, 2018, the Company received notice that there may not have been sufficient funds in SBS' bank accounts to honor all payments SBS had made by check to their Field Specialists.  Based on this notice, the Company withheld approximately $112,000 of final mark-up compensation due SBS and had used these funds to make payments into the SBS bank account designated for Field Specialist payments to ensure all SBS Field Specialists that had provided services to the Company were properly compensated for those services.  The $112,000 had been completely exhausted and the Company was required to fund an additional $13,000 to cover these duplicate Field Specialist payments. See SBS Bankruptcy, Settlement and March 2020 Claim, below.

The Company has reached a non-exclusive agreement on better terms than SBS with an experienced independent third-party vendor to provide substantially all of the domestic Field Specialist services used by the Company.  The Company has also reached a separate non-exclusive agreement on with another independent third-party vendor to provide substantially all of the domestic Field Administrator services used by the Company. The Company transitioned to such new vendors during July 2018.

SAS provided substantially all of the Field Administrators in the U.S.A. to the Company from January 2018 through termination of services in July 2018.  The Company paid $2.7 million to SAS for these services in 2018.

In addition to these field service and administration expenses, SAS also incurred other administrative expenses related to benefit and employment tax expenses of SAS and payroll processing, and other administrative expenses and SBS incurred expenses for processing vendor payments, legal defense and other administrative expenses (but those expenses were only reimbursed by SGRP to the extent approved by the Company as described below).

No SAS compensation to any officer, director or other related party (other than to Mr. Peter W. Brown, a related party as noted below, pursuant to previously approved budgets) had been reimbursed by the Company.

On May 7, 2018, the Company gave a termination notice to SAS specifying July 31, 2018, as the end of the Service Term under (and as defined in) SAS Agreement signed in 2016.  The Company has reached a non-exclusive agreement with an independent third party vendor to provide substantially all of the domestic Independent Field Administrators used by the Company.

Although SAS has not provided or been authorized to perform any services to the Company after their terminations described above effective on or before July 31, 2018, SAS has apparently continued to operate and claim that the Company owes them for all of their post-termination expenses for the foreseeable future.  For the period from August, 2018 through September 30, 2019, SAS has invoiced the Company over $200,000.  All such invoices have been rejected by the Company.  The Company has determined that it is not obligated to reimburse any such post-termination expense (other than for potentially reimbursing SAS for mutually approved reasonable short term ordinary course transition expenses in previously allowed categories needed by SAS to wind down its business, if any), and that such a payment would be an impermissible gift to a related party under applicable law, which determinations have been supported by SGRP's Audit Committee.  See Note 10 to the Company's Consolidated Financial Statements - Related Party Transactions, in the 2019 Annual Report.

The Company expects that SBS and SAS may use every available means to attempt to collect reimbursement from the Company for the foreseeable future for all of their post-termination expense, including repeated litigation. See Note 6 to the Company's Consolidated Financial Statements - Commitments and Contingencies -- Legal Matters and See also SBS Bankruptcy, Settlement and March 2020 Claim, in the Company's 2019 Annual Report.

Any claim by Robert G. Brown, William H. Bartels, SAS, any other related party or any third party that the Company is somehow liable for any judgment or similar amount imposed against SBS or SAS or any other related party, any judicial determination that the Company is somehow liable for any judgment or similar amount imposed against SBS or SAS or any other related party, or any increase in the Company's use of employees (rather than the services of independent contractors provided by third parties) to perform Field Specialist services domestically, in each case in whole or in part, could have a material adverse effect on the Company or its performance or condition (including its assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, legal costs liabilities, liquidity, locations, marketing, operations, prospects, sales, strategies, taxation or other achievement, results or condition), whether actual or as planned, intended, anticipated, estimated or otherwise expected. See Note 6 to the Company's Consolidated Financial Statements - Commitments and Contingencies -- Legal Matters, in the Company's 2019 Annual Report.

Current material and potentially material legal proceedings impacting the Company are described in Note 6 to the Company's Consolidated Financial Statements - Commitments and Contingencies - Legal Matters, in the 2019 Annual Report.  These descriptions are based on an independent review by the Company and do not reflect the views of SBS, its management or its counsel.  Furthermore, even though SBS was solely responsible for its operations, methods and legal compliance, in connection with any proceedings against SBS, SBS continues to claim that the Company is somehow liable to reimburse SBS for its expenses in those proceedings. The Company does not believe there is any basis for such claims and would defend them vigorously.

Infotech sued the Company in New York seeking reimbursement for approximately $190,000 respecting alleged lost tax benefits and other expenses it claims to have incurred in connection with SGRP's acquisition of its Brazilian subsidiary and previously denied on multiple occasions by both management and SGRP's Audit Committee, whose approval was required because Infotech is a related party. Infotech also threatened to sue the Company in Romania for approximately $900,000 for programming services allegedly owed to the Company's former Romanian subsidiary (sold at book value to Infotech in 2013) and not provided to Infotech, for which the Company vigorously denies liability. The Company and Infotech settled this matter. See Note 6 to the Company's Consolidated Financial Statements - Commitments and Contingencies - Legal Matters, in the 2019 Annual Report.

Peter W. Brown was appointed as a Director on the Board as of May 3, 2018, replacing Mr. Robert G. Brown upon his retirement from the Board and Company at that date.  He is not considered independent because Peter Brown is an affiliate and related party in respect of SGRP and was proposed by Mr. Robert G. Brown to represent the Brown family interests.  He worked for and is a stockholder of SAS (see above) and certain of its affiliates, he is the nephew of Mr. Robert G. Brown (a current director and significant stockholder of SGRP, and member of a 13D control group, SGRP's former Chairman and director of SGRP, and a future director of SGRP), he is a director of SPAR Brasil Serviços de Merchandising e Tecnologia S.A., a Brazilian corporation and SGRP subsidiary ("SPAR BSMT") and owns Earth Investments LLC, ("EILLC"), which owns 10% interest in the SGRP's Brazilian subsidiary.

National Merchandising Services, LLC ("NMS"), is a consolidated domestic subsidiary of the Company and is owned jointly by SGRP through its indirect ownership of 51% of the NMS membership interests and by National Merchandising of America, Inc. ("NMA"), through its ownership of the other 49% of the NMS membership interests. Mr. Edward Burdekin is the Chief Executive Officer and President and a director of NMS and also is an executive officer and director of NMA. Ms. Andrea Burdekin, Mr. Burdekin's wife, is the sole stockholder and a director of NMA and a director of NMS. NMA is an affiliate of the Company but is not under the control of or consolidated with the Company. Mr. Burdekin also owns 100% of National Store Retail Services ("NSRS"). Since September 2018, NSRS provided substantially all of the domestic merchandising specialist field force used by NMS. For those services, NMS agrees to reimburse NSRS the total costs for providing those services and to pay NSRS a premium equal to 1.0% of its total cost.

Also, NMS leases office and operational space that is owned personally by Mr. Burdekin. The lease expense is $2,000 a month. While there is no formal signed agreement, there is no expected change to the arrangement.

On August 10, 2019, NMS, to protect continuity of its Field Specialist nationwide, petitioned for bankruptcy protection under chapter 11 of the United States Bankruptcy Code in the U.S. District for Nevada (the "NMS Chapter 11 Case"), and as a result, the claims of NMS' creditors must now generally be pursued in the NMS Chapter 11 Case.  On August 11, 2019, NSRS and Mr. Burdekin also filed for reorganization in the NMS Chapter 11 Case NMS is part of the consolidated Company.  Currently the Company believes that the NMS Chapter 11 Case is not likely to have a material adverse effect on the Company, and the Company's ownership of and involvement in NMS is not likely to change as a result of the NMS Chapter 11 Case or any resulting NMS reorganization.

Resource Plus of North Florida, Inc. ("RPI"), is a consolidated domestic subsidiary of the Company and is owned jointly by SGRP through its indirect ownership of 51% of the RPI membership interests and by Mr. Richard Justus through his ownership of the other 49% of the RPI membership interests. Mr. Justus has a 50% ownership interest in RJ Holdings which owns the buildings where RPI is headquartered and operates. Both buildings are subleased to RPI.

SBS Bankruptcy, Settlement and March 2020 Claim

On November 23, 2018, SBS petitioned for bankruptcy protection under chapter 11 of the United States Bankruptcy Code in the U.S. District for Nevada (the "SBS Chapter 11 Case").

Management recommended, and the Audit Committee agreed, that it would be in the best interest of all stockholders to oppose SBS's proposed reorganization unless a reasonable settlement could be reached, and that any settlement should include a reasonable disposition of the SGRP Claims (as defined in the SBS Settlement Agreement) and mutual releases of all other claims.  After extensive negotiation between the SBS Parties and the SGRP Parties, the parties entered into the Compromise and Settlement Agreement dated as of July 26, 2019, and was signed and released over the succeeding weekend (the "SBS Settlement Agreement").

On August 6, 2019, with the support of (among others) the Clothier and Rodgers plaintiffs and the Company, the Court approved the SBS Settlement Agreement and the SBS Reorganization pursuant to the SBS Plan (as defined in the SBS Settlement Release). The SBS Settlement Agreement provides for a mutual release of claims (including the SBS Claims and the SGRP Claims, as defined therein), except for the following:

(i)        SBS will pay to the applicable SGRP Parties the SGRP Claims (for $2,231,260, was then discounted to their pro rata share (among all creditors of the same class) of the New Value Contribution (after discount, est. $111,563) and of the Settlement Contribution in twenty-four (24) equal monthly amounts (after discounts, est. $62,534), starting January 2020 and without any interest (collectively, the "Discounted Claim Payments"), as such terms are defined in the SBS Settlement Agreement.

(ii)         SMF will pay to SBS the Proven Unpaid A/R (as defined in the SBS Settlement Agreement) upon its determination (as described below).

In the SBS Settlement Agreement, the parties agreed to have a third party financial and accounting services firm, independently determine the Proven Unpaid A/R based on parameters set forth in the SBS Settlement Agreement.  In the SBS Settlement Agreement, the parties will accept the determination of Rehmann as final and binding, and all other claims and amounts are released. Rehmann has determined that the Company had paid all amounts due to SBS and that the Proven Unpaid A/R equals zero.

The Company has recorded the total settlement amount of $174,097 as of December 31, 2019.  This settlement amount is payable in 24 equal monthly payments of $7,254 starting January 1, 2020.  To date SBS is in default of the first four payments and formal default notices have been sent to SBS. As of this date the Company believe these SBS payments must ultimately be paid by SBS and will continue to evaluate its collectability from SBS and establish reserves as appropriate.

March 2020 Claim

On March 6, 2020, Robert G. Brown sent an email communication to Arthur B. Drogue, to which he copied Arthur H. Baer, demanding payment of $1,707,374 to SBS from SMF SGRP pursuant to (among other things) the SBS Settlement Agreement (the "March 2020 Claim").  The Company has reviewed the March 2020 Claim in detail (although Brown has provided no backup or proof) and the Company strongly disagrees that any such amount is owed.  The Company believes that the robust and comprehensive mutual releases and other provisions in the SBS Settlement Agreement provide valuable relief from such claims and potential future claims and litigation by SBS respecting the Company's past involvement with SBS, including the March Claim.  However, Robert G. Brown, president, director and indirect owner of SBS, since the Court's approval of the SBS Settlement Agreement, has continued to make unfounded and unsubstantiated claims that amounts that were fully released pursuant to the SBS Settlement Agreement and approved by the bankruptcy court are somehow nevertheless due to SBS from the Company, and the Company strongly disagrees.  The Company is prepared to take action in Nevada Bankruptcy Court by reopening the SBS bankruptcy case and petitioning official settlement of this matter.  Since all such claims have been completely released by SBS (with Mr. Robert G. Brown's approval), the Company owes nothing and will not accrue anything respecting Mr. Robert G. Brown's renewed unfounded and unsubstantiated claims.

At SGRP's March 2020 Board meeting, Mr. Bartels was requested by an independent director to compile a list of claims that he and Mr. Brown believe are owed by the Company. On March 17, 2020, that list was given to the Audit Committee Chairman and included additional claims, net of an anticipated reduction, totaling approximately $1.3 million, bringing their total claims to approximately $3 million.  The Company has completely rejected these unfounded and unsubstantiated claims, and believes it was released from all such claims by SBS in the SBS bankruptcy reorganization.

Infotech Litigation and Settlement

On September 19, 2018, SGRP was served with a Summons and Complaint by SPAR InfoTech, Inc. ("Infotech"), an affiliate of SGRP that is owned principally by Mr. Robert G. Brown (one of the Majority Stockholders) as plaintiff commencing a case against SGRP (the "Infotech Action"). The Infotech Action sought payment from SGRP of approximately $190,000 for alleged lost tax benefits and other expenses that it claims to have incurred in connection with SGRP's acquisition of its Brazilian subsidiary and that were previously denied on multiple occasions by both management and SGRP's Audit Committee (whose approval was required because Infotech is a related party).

In 2016, SGRP acquired SPAR Brasil Serviços de Merchandising e Tecnologia S.A. ("SPAR BSMT"), its Brazilian subsidiary, with the assistance of Mr. Robert G. Brown (while he was still Chairman and an officer and director of SGRP) and his nephew, Peter W. Brown, who became an indirect 10% owner of SPAR BSMT, and later became a director of SGRP on May 3, 2018. Mr. Robert G. Brown used his private company, Infotech and undisclosed foreign companies to structure the acquisition for SGRP.

Mr. Robert G. Brown incurred his alleged expenses associated with the transaction through Infotech, including salary allocations for unauthorized personnel and claims for his "lost tax breaks".  Mr. Robert G. Brown submitted his unauthorized and unsubstantiated "expenses" to SGRP, and SGRP's Audit Committee allowed approximately $50,000 of them (which was paid) and disallowed approximately $150,000 of them.  His claim increased to over $190,000 in the Infotech Action.  The Company vigorously denied owing any of those amounts.

In 2018, Infotech also threatened to sue the Company in Romania for approximately $900,000 for programming services allegedly owed to the Company's former Romanian subsidiary (sold at book value to Infotech in 2013) and not provided to Infotech (the "Romanian Claim"). Infotech gave a draft complaint to the Company in 2018. The Company also vigorously denied owing any of those obligations or amounts.

In order to avoid the expenses of protracted litigation, SGRP's Management and the Audit Committee agreed that it would be in the best interest of all stockholders to reach a reasonable settlement of both the Infotech Action and the Romanian Claim for installment payments in reasonable amounts and mutual releases of all other related claims.  Management had offed $225,000 to settle both, but at the urging of the Board and assurances of several Board members that it would help them persuade Mr. Robert G. Brown to settle, management agreed to increase the settlement offer to a total of $275,000.  After extensive negotiation between the Company and Infotech, Mr. Robert G. Brown accepted the $275,000 offer and the parties entered into the Confidential Settlement Agreement and Mutual Release on October 8, 2019 (the "Infotech Settlement Agreement"), which was approved and ordered by the Court on October 30, 2019, and the Infotech Action was discontinued (dismissed) with prejudice.

The Infotech Settlement Agreement requires the Company to make payments totaling $275,000 in four installments: (i) $75,000 following Court approval (which Payment has already been made); (ii) $75,000 within 30 days following discontinuance of the Infotech Action (which was discontinued on October 30, 2019); (iii) $75,000 within 60 days following discontinuance of the Infotech Action; and (iv) $50,000 within 90 days following discontinuance of the Infotech Action. The Company paid the first four installments and has made an appropriate accrual for the final installment as of December 31, 2019.  In January 2020, the Company made the final payment to Infotech.

The Company believes that the robust and comprehensive mutual releases in the Infotech Settlement Agreement provide valuable relief from potential future claims and litigation by Infotech respecting the Company's past involvement with Infotech in the Brazilian and Romanian transactions.

International Related Party Services:

SGRP Meridian (Pty), Ltd. ("Meridian") is a consolidated international subsidiary of the Company and is owned 51% by SGRP and 23% by FRIEDSHELF 401 Proprietary Limited (owned by Mr. Brian Mason and Mr. Garry Bristow, until ____, 2019, when it was sold to Lindicom) and 26% by Lindicom Proprietary Limited. Mr. Mason is President and a director and Mr. Bristow is an officer and director of Meridian. Mr. Mason is also an officer and director and 50% shareholder of Merhold Property Trust ("MPT"). Mr. Mason and Mr. Bristow are both officers and directors and both own 50% of Merhold Cape Property Trust ("MCPT"). Mr. Mason and Mr. Bristow are officers and owners of Merhold Holding Trust ("MHT") which provides similar services like MPT. MPT owns the building where Meridian is headquartered and also owns 20 vehicles, all of which are subleased to Meridian. MCPT provides a fleet of 172 vehicles to Meridian under a 4 year lease program.

SPAR Todopromo is a consolidated international subsidiary of the Company and is owned 51% by SGRP and 49% by the following individuals: Mr. Juan F. Medina Domenzain, Juan Medina Staines, Julia Cesar Hernandez Vanegas, and Jorge Medina Staines. Mr. Juan F. Medina Domenzain is an officer and director of SPAR Todopromo and is also majority shareholder (90%) of CONAPAD ("CON") which supplied administrative and operational consulting support to SPAR Todopromo in 2016.

Mr. Juan F. Medina Domenzain ("JFMD"), partner in SPAR Todopromo, leased a warehouse to SPAR Todopromo. The lease expires on December 31, 2020.

SPAR Brasil Serviços de Merchandising e Tecnologia S.A., a Brazilian corporation ("SPAR BSMT" is owned 51% by the Company, 39% by JK Consultoria Empresarial Ltda.-ME, a Brazilian limitada ("JKC"), and 10% by Earth Investments, LLC, a Nevada limited liability company ("EILLC").

JKC is owned by Mr. Jonathan Dagues Martins, a Brazilian citizen and resident ("JDM") and his sister, Ms. Karla Dagues Martins, a Brazilian citizen and resident. JDM is the Chief Executive Officer and President of each SPAR Brazil company pursuant to a Management Agreement between JDM and SPAR BSMT dated September 13, 2016. JDM also is a director of SPAR BSMT. Accordingly, JKC and JDM are each a related party in respect of the Company. EILLC is owned by Mr. Peter W. Brown, a citizen and resident of the USA ("PWB") and a director of SPAR BSMT and SGRP and nephew of SGRP"s largest shareholder and member of a 13D control group, Robert G. Brown. Accordingly, PWB and EILLC are each a related party in respect of the Company.

SPAR BSMT has contracted with Ms. Karla Dagues Martins, a Brazilian citizen and resident and JDM's sister and a part owner of SPAR BSMT, to handle the labor litigation cases for SPAR BSMT and its subsidiaries.  These legal services are being provided to them by Ms. Martins' company, Karla Martins Sociedade de Advogados ("KMSA"). Accordingly, Mr. Jonathan Dagues Martins and Ms. Karla Dagues Martins are each an affiliate and a related party in respect of the Company.

Summary of Certain Related Party Transactions:

The following costs of affiliates were charged to the Company (in thousands):

	Year Ended December 31,
	2019	2018
Services provided by affiliates:
Field Specialist Service expenses* (SBS)	$-	$15,404
Field Administration Service expenses* (SAS)	-	2,738
National Store Retail Services (NSRS)	5,586	986
Office Lease Expenses (Mr. Burdekin)	24	24
Office Lease Expenses (RJ Holdings)	724	247
Office and vehicle rental expenses (MPT)	64	66
Vehicle rental expenses (MCPT)	1,175	1,248
Office and vehicle rental expenses (MHT)	281	228
Consulting and administrative services (CON)	130	220
Warehouse Rental (JFMD)	52	49
Legal Services (KMSA)	123	135
Sparfacts	42	-
Total services provided by affiliates	$8,201	$21,345

* Includes substantially all overhead (in the case of SAS and SBS), or related overhead, plus any applicable markup. The services provided by SAS and SBS were terminated as of July 2018.

Due to affiliates consists of the following (in thousands):	December 31,
	2019	2018
Loans from local investors:(1)
Australia	$467	$226
Brazil	139	139
China	2,271	2,130
Mexico	623	1,001
Resource Plus	531	531
South Africa	635	618
Total due to affiliates	$4,666	$4,645

(1) Represent loans from the local investors into the Company's subsidiaries (representing their proportionate share of working capital loans). The loans have no payment terms and are due on demand and as such have been classified as current liabilities in the Company's consolidated financial statements.

Affinity Insurance:

In addition to the above, through August 1, 2018, SAS purchased insurance coverage from Affinity Insurance, Ltd. ("Affinity") for worker compensation, casualty and property insurance risk for itself, for SBS on behalf of Field Specialists that require such insurance coverage (if they do not provide their own), and for the Company. SAS owns a minority (less than 1%) of the common stock in Affinity. Based on informal arrangements between the parties, the Affinity insurance premiums for such coverage were ultimately charged (through SAS) for their fair share of the costs of that insurance to SMF, SAS (which then charges the Company) and SBS. Since August 1, 2018, the new independent vendor providing the Company's Field Administrators also is a member of and provided such insurance through Affinity for itself and on behalf of the Field Specialists that require such insurance coverage (if they do not provide their own), and the Company is obtaining its own such insurance through Affinity (in which the Company is also now a member).

In addition to those required periodic premiums, Affinity also requires payment of cash collateral deposits ("Cash Collateral"), and Cash Collateral amounts are initially determined and from time to time re-determined (upward or downward) by Affinity. From 2013 through August 1, 2018, SAS deposited Cash Collateral with Affinity that now totals approximately $965,000; approximately $379,000 of that Cash Collateral was allocable to SBS and approximately $296,000 of that Cash Collateral was allocable to SMF and the balance of approximately $290,000 was allocated to other affiliates of the Company. The Cash Collateral deposits allocable to SBS have been paid by SAS on behalf of SBS, SAS received advances to make such payments from SBS, and SBS in turn received advances to make such payments from SMF. t $675,000 of the Cash Collateral deposits allocable to SAS have been paid with advances to make such payments from SMF. The Cash Collateral deposits allocable to SMF have been paid by SAS on behalf of SMF, and SAS received advances to make such payments from SMF. At the time those advances by the Company to SAS and SBS were not specifically disclosed by Mr. Robert G. Brown (then SGRP executive Chairman) or Mr. William H. Bartels (SGRP Vice Chairman then and now) to or approved by the Audit Committee or Board (as a related party transaction or otherwise), and at the time Mr. Brown and Mr. Bartels were the sole owners and executives of SAS and SBS. In addition to funding such Cash Collateral, the Company believes that it has provided (after 1999) all of the funds for all premium payments to and equity investments in Affinity and that the Company may be owed related amounts by SAS, SBS and their affiliates.

The Company also has advanced money to SAS to prepay Affinity insurance premiums (which in the case of workers compensation insurance are a percentage of payroll). The Company had advanced approximately $225,000 to SAS for the 2019-2020 Affinity plan year based on estimates that assumed SBS and SAS would be providing services to the Company for the full plan year. However, the Company terminated them and they ceased providing SAS' services by August 2018, so that insurance was required for only one month's payroll. Upon completion of the Affinity audit for the Affinity 2018-2019 plan year, the Company anticipates that SAS will receive a premium refund from Affinity of approximately $150,000 and will be obligated to repay that amount to the Company.

Affinity from time to time may (in the case of a downward adjustment in such periodic premiums or the Cash Collateral) make refunds, rebates or other returns of such periodic premiums and Cash Collateral deposits to SAS for the benefit of itself, SBS and SMF (including any premium refund, as returned or returnable, "Affinity Returns"). The Company believes that SAS is obligated to return to SMF any and all Affinity Returns allocable to SMF in repayment of the corresponding advances from SMF and allocable to SAS in repayment of the corresponding advances from SMF. The Company also believes that SAS is obligated to return to SBS, and SBS is obligated to return to SMF, any and all Affinity Returns allocable to SBS in repayment of the corresponding advances. The Company believes that SBS and SAS have had limited operations since August 1, 2018, that the litigation and likely resulting financial difficulties facing SBS are significant, and that without adequate security, those circumstances puts such repayments to the Company at a material risk .

SMF had been in negotiations with SBS and SAS (respectively represented by Robert G. Brown and William H. Bartels, who together own over 54.2% of SGRP's common stock ) since November 2017 for reimbursement and security agreements to document and secure those advances and repayment obligations, which advances total approximately $675,000. Although SBS and SAS had orally accepted those agreements in principal, the negotiations have recently broken down over  their refusal to  allow fully perfected first priority security interests in the Cash Collateral and SAS's policies with and with and equity interests in Affinity, as well as their demands for post-termination payments and offsets potentially larger than the Cash Collateral. As a result, the Company has recorded a reserve for the full $900,000 in such receivables in 2018.

The Company is exploring its legal options for recovering the Affinity Returns from SAS and SBS. See Note 6 to the Company's Consolidated Financial Statements - Commitments and Contingencies – Legal Matters, in the 2019 Annual Report.  See also SBS Bankruptcy, Settlement and March 2020 Claim, above. The $900,000 reserve includes the premium refund for the 2019-2020 Affinity plan year.

The Company has filed a claim for $375,000 respecting the Affinity Cash Collateral loan to SBS in the SBS Chapter 11 Case Proceeding.  See Note 6 to the Company's Consolidated Financial Statements, Commitments and Contingencies - SBS Bankruptcy in the 2019 Annual Report.

Other Related Party Transactions and Arrangements:

In July 1999, SMF, SBS and SIT entered into a perpetual software ownership agreement providing that each party independently owned an undivided share of and has the right to unilaterally license and exploit certain portions of the Company's proprietary scheduling, tracking, coordination, reporting and expense software (the "Co-Owned Software") are co-owned with SBS and Infotech and each entered into a non-exclusive royalty-free license from the Company to use certain "SPAR" trademarks in the United States (the "Licensed Marks"). As a result of the SBS Chapter 11 Case, SBS' rights in the Co-Owned Software and Licensed Marks are assets of SBS' estate, subject to sale or transfer in any court approved reorganization or liquidation. See Note 6 to the Company's Consolidated Financial Statements - Commitments and Contingencies -- Legal Matters, Related Party Litigation and SBS Bankruptcy in the 2019 Annual Report.

Through arrangements with the Company, SBS (owned by Mr. Bartels and Mr. Brown),SAS (owned by Mr. Bartels and family members of Mr. Robert G. Brown), and other companies owned by Mr. Brown participate in various benefit plans, insurance policies and similar group purchases by the Company, for which the Company charges them their allocable shares of the costs of those group items and the actual costs of all items paid specifically for them. All such transactions between the Company and the above affiliates are paid and/or collected by the Company in the normal course of business.

CORPORATE GOVERNANCE

Board Structure, Leadership and Risk Oversight

The Board of Directors of the Corporation (the Board") is responsible for overseeing the management, policies and direction of the Corporation and its subsidiaries (collectively, the Company"), both directly and through its committees (as described below), pursuant to the authority conferred by the Corporation's Restated By-Laws, charters and policies and by applicable law. The Board's responsibilities include (without limitation) the appointment and oversight of the Company's executive officers. The Board also is actively involved in the oversight of risks that could affect the Company, both directly and through its committees with respect to the most significant risks facing the Company (including material strategic, market or operational risks). Pursuant to their respective charters, the Board has established and delegated various oversight and other responsibilities to the Audit Committee (and its Special Subcommittee), the Compensation Committee, and the Governance Committee, as such committees are defined and more fully described below under the headings "Audit Committee and its Special Subcommittee", "Compensation Committee" and "Governance Committee".

The Board's independent directors (Messrs. Baer, Drogue, McCarthey, Mayer and Lazaretos) meet regularly as an independent body and provide leadership through their industry experience and knowledge and the actions of the independent committees they chair, and by having its second largest stockholder and Chief Executive Officer as members of the Board. The Board also has established separate positions for the Chairman of the Board (the "Chairman"), which is a non-executive position, for the Lead Director of the Board (the "Lead Director"), and for SGRP's Chief Executive Officer (who also is its President), which the Board believes better enables the Chairman to focus his efforts on long term strategic governance and planning for the Company, the Lead Director (who also its Chairman) to provide Board leadership and facilitate meaningful communications between the Board and the Company's management, and the Chief Executive Officer to focus his time and energy on managing the Company's sales and operations. The Board believes this leadership structure has enhanced its ability to effectively carry out its responsibilities on behalf of the Corporation's stockholders as well as its oversight of the Company's management and overall corporate governance. Mr. Arthur B. Drogue is the Corporation's Chairman (as well as Lead Director, Chairman of the Governance Committee and Special Subcommittee of the Audit Committee), and Mr. Christiaan M. Olivier is the Company's Chief Executive Officer and President.

To assist the Board and its Committees in their respective oversight roles, the Company's Chief Executive Officer brings members of the Company's management from various business or administrative areas into meetings of the Board or applicable Committee from time to time to make presentations, answer questions and provide insight to the members, including insights into areas of potential risk. Each Committee endeavors to satisfy its responsibilities through: (i) its receipt and review of regular reports directly from officers responsible for oversight of particular risks within the Company, (ii) direct communications by the Committee or its Chairman with the Corporation's senior management, (iii) independent principal accountants (in the case of the Audit Committee) and counsel respecting such matters and related risks, (iv) its executive sessions, (v) its reports (generally through its Chairman) to the full Board respecting the Committee's considerations and (vi) if applicable, actions and recommendations regarding such matters and risks as deemed appropriate.

Risk oversight is conducted primarily through the Audit Committee, but also is conducted through the Compensation Committee or Governance Committee, as applicable. The Audit Committee is responsible for overseeing the accounting, auditing and financial reporting and disclosure principles, policies, practices and controls of the Company and regularly considers (among other things) financial, reporting, internal control, related party, legal and other issues and related risks and uncertainties material to the Company. The Compensation Committee is responsible for overseeing and regularly considers the performance and compensation of the executives, director compensation and the other compensation, equity incentive, related policies, and benefits of the Company. The Governance Committee is responsible for overseeing and regularly considers the finding, vetting and nomination of directors and committee members for the Board and senior Executives for SGRP, and the content and application of the 'Ethics Code, corporate documents and governance policies and practices.

The Audit Committee, its Special Committee, the Compensation Committee and the Governance Committee each consist solely of independent outside directors. Mr. Arthur H. Baer is Chairman of the Audit Committee, Mr. Jeffrey A. Mayer is Chairman of the Compensation Committee, and Mr. R. Eric McCarthey is Chairman of the Governance Committee, and Mr. Arthur B. Drogue is Chairman of the Special Subcommittee of the Audit Committee.

Board Meetings

The Board meets regularly to receive and discuss operating and financial reports presented by management of SGRP and its advisors. During the year ended December 31, 2019, the Board held four regular meetings in person and eight special meetings by telephone. Each incumbent Director is required to attend 75% of the board meetings. In 2019, all incumbent members attended at least 75% of the meetings.

Board Size

The current Board size has been fixed at nine directors as of the date of this Proxy Statement/Information Statement, but may have been increased to ten directors at the Special Meeting.  The Board size can only be changed by the action of the stockholders pursuant to the Restated By-Laws (see below), which could be in a written consent.  The Board size is in the process of being increased to eleven by the written consents of the Majority Stockholders.  See INFORMATION IN CONNECTION WITH INCREASE OF BOARD SIZE BY MAJORITY STOCKHOLDERS, above.

Board Committees

From time to time the Board may establish permanent standing committees and temporary special committees to assist the Board in carrying out its responsibilities. Under the Restated By-Laws (see below), a "super majority" vote of at least 75% of all SGRP directors is now required for any new committee, change in any committee, or appointment to or removal from any committee (meaning any such Board action brought before a Board consisting of eight directors can be blocked by any three directors). Currently, SGRP has three permanent standing committees; the Audit Committee, the Compensation Committee and the Governance Committee and one temporary Special Subcommittee of the Audit Committee as noted below. An audit committee is required by the Nasdaq Stock Market, Inc. ("Nasdaq"), the SEC, and applicable law. While SGRP is not similarly required to have either a compensation committee or governance committee, certain responsibilities assigned to these committees in their respective charters are required to be fulfilled by independent directors by Nasdaq Rules or SEC Rules. Each of the charters for those Committees requires that all of its members be independent directors.

The standing committees of the Board are the Audit Committee of the Board (the "Audit Committee"), the Compensation Committee of the Board (the "Compensation Committee"), the Governance Committee of the Board (the "Governance Committee"), and the special subcommittee of the Audit Committee (the "Special Subcommittee"), as provided in the Corporation's Restated By-Laws and their respective charters (see Limitation of Liability and Indemnification Matters, below).

The Compensation Committee has five independent directors, and each other Committee has three independent directors.

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibilities respecting the accounting, auditing and financial reporting and disclosure principles, policies, practices and controls of the Company, the integrity of the Company's consolidated financial statements, the audits of the financial statements of the Company and the Company's compliance with legal and regulatory requirements and disclosure. The specific functions and responsibilities of the Audit Committee are set forth in the written Amended and Restated Charter of the Audit Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (the "Audit Charter"), approved and recommended by the Audit Committee and Governance Committee and adopted by the Board on May 18, 2004. The Audit Committee also is given specific functions and responsibilities by and is subject to Nasdaq Rules, SEC Rules, the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), and other applicable law, which are reflected in the Audit Charter. You can obtain and review a current copy of the Audit Charter on the Company's web site (www.sparinc.com), which is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub- tab. The Audit Charter was amended and restated to reflect the evolution of the Audit Committee's expanding responsibilities, the adoption of Sarbanes-Oxley, and changes in Nasdaq Rules, SEC Rules, securities laws and other applicable law pertaining to all audit committees. The Audit Committee reviews and reassesses the Audit Charter annually and recommends any needed changes to the Board for approval. The Audit Committee's most recent review was in November of 2019, when it determined no changes were then needed in the Audit Charter.

The Audit Committee (among other things and as more fully provided in the Audit Charter):

(a)	Serves as an independent and objective party to monitor the Company's financial reporting process and internal accounting and disclosure control system and their adequacy and effectiveness;

(b)

Is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (hereinafter referred to as the "Company's Independent Accountants");

(c)	Resolves disagreements between the Company's senior management and the Company's Independent Accountants regarding financial reporting;

(d)	Communicates directly with the Company's Independent Accountants;

(e)	Reviews and appraises the audit efforts of the Company's Independent Accountants, including the plans for and scope of the audit, the audit procedures to be utilized and results of the audit;

(f)	Provides an open avenue of communication among the Company's Independent Accountants, the Company's financial and senior management and the Board;

(g)

Reviews and approves, in advance, all non-audit services to be performed by the Company's Independent Accountants, either individually or through policies and procedures for particular types of services to be performed within specified periods;

(h)	Reviews the performance, qualifications and independence of the Company's Independent Accountants;

(i)	Reviews the financial reports and other financial information provided by SGRP to any governmental body or the public;

(j)	Encourages continuous improvement of, and fosters adherence to, the Company's accounting controls, disclosure controls, risk management and similar policies, procedures and practices at all levels;

(k)	Reviews and approves the overall fairness of all material related-party transactions; and

(l)

May retain independent counsel, accountants or others to assist it in the conduct of an investigation or such other action as the Audit Committee may otherwise determine as necessary to carry out its duties under its Charter and applicable law, the fees and expenses of all of which will be paid by the Corporation.

The Audit Committee currently consists of Messrs. Baer (its Chairman), Drogue and McCarthey, each of whom has been determined by the Governance Committee and the Board to meet the independence requirements for Audit Committee members under Nasdaq Rules and SEC Rules. In connection with his re-nomination as a Director, the Governance Committee and the Board re-determined that Mr. Baer was qualified to be the "Audit Committee financial expert" as required by Nasdaq Rules, SEC Rules and other applicable law.

During the year ended December 31, 2019, the Audit Committee met four times in regular meetings in person and nine times in special meetings by telephone. All incumbent members attended at least 75% of the meetings.

Compensation Committee

The Compensation Committee assists the Board in fulfilling its oversight responsibilities respecting the performance and compensation of the executives and the other compensation, equity incentive and related policies of the Company, through which the Company endeavors to attract, motivate and retain the executive talent needed to optimize stockholder value in a competitive environment while facilitating the business strategies and long-range plans of the Company. The specific functions and responsibilities of the Compensation Committee are set forth in the written Charter of the Compensation Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (the "Compensation Charter"), approved and recommended by the Compensation Committee and Governance Committee and adopted by the Board on May 18, 2004. The Compensation Committee also is given specific functions and responsibilities by and is subject to Nasdaq Rules, SEC Rules, Sarbanes-Oxley and other applicable law. You can obtain and review a current copy of the Compensation Charter on the Company's web site (www.sparinc.com), which is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab. The Compensation Charter was adopted to reflect the evolution of the Compensation Committee's informal responsibilities, the adoption of Sarbanes- Oxley, and changes in Nasdaq Rules, SEC Rules, securities laws and other applicable law pertaining to compensation committees. The Compensation Committee reviews and reassesses the Compensation Charter annually and recommends any needed changes to the Board for approval. The Compensation Committee's most recent review was in November of 2019, when it determined no changes were then needed in the Compensation Charter.

The Compensation Committee (among other things and as more fully provided in the Compensation Charter):

(a)

Oversees the existing and proposed compensation plans, policies and practices of the Company, and reviews and recommends to the Board any necessary or desirable changes or additions to any such plan, policy or practice, all in order to (i) attract and retain quality directors, executives and employees, (ii) provide total compensation competitive with similar companies, (iii) reward and reinforce the attainment of the Company's performance objectives, and (iv) align the interests of SGRP's directors and the Company's executives and employees with those of SGRP's stockholders (the "Company's Compensation Objectives");

(b)	Reviews the Company's existing and proposed Compensation Objectives from time to time and recommends to the Board any necessary or desirable changes or additions to such objectives;

(c)	Reviews the performance of and establishes the compensation for the Company's senior executives;

(d)

Oversees the Company's stock option, stock purchase and other benefit plans and severance policies, and reviews and recommends to the Board any necessary or desirable changes or additions to any such plan, policy or practice; and

(e)

May retain independent counsel, accountants or others to assist it in the conduct of an investigation or such other action as the Compensation Committee may otherwise determine as necessary to carry out its duties under its Charter and applicable law, the fees and expenses of all of which will be paid by the Corporation.

The Compensation Committee currently consists of Messrs. Mayer (its Chairman), Drogue, McCarthey and Mr. Baer, all of whom are non-employees of the Company and have been determined by the Governance Committee and the Board to be independent directors in accordance with Nasdaq Rules and SEC Rules.

During the year ended December 31, 2019, the Compensation Committee met four times in regular meetings in person and once in a special meeting by telephone. All incumbent members attended at least 75% of the meetings.

Governance Committee

The Governance Committee assists the Board in fulfilling its oversight responsibilities respecting the nomination of directors and committee members for the Board and the corporate documents and governance policies and practices of the Corporation. The specific functions and responsibilities of the Governance Committee are set forth in the written Charter of the Governance Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (the "Governance Charter"), approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. The Governance Committee also is given specific functions and responsibilities by and is subject to the Nasdaq Rules, SEC Rules, Sarbanes-Oxley, and other applicable law, which are reflected in the Governance Charter. You can obtain and review a current copy of the Governance Charter on the Company's web site (www.sparinc.com), which is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab. The Governance Charter was adopted to reflect the evolution of the Governance Committee's informal responsibilities, the adoption of Sarbanes-Oxley, and changes in Nasdaq Rules, SEC Rules, securities laws, and other applicable law pertaining to governance committees. The Governance Committee reviews and reassesses the Governance Charter, Nomination Policy and Ethics Code (as such terms are defined below), as well as the By-Laws of the Corporation and the other Committee Charters, annually and recommends any needed changes to the Board for approval. The Governance Committee's most recent review was in November of 2019, when it determined no changes were then needed in the Governance Charter, Nomination Policy, Ethics Code, and the By-Laws of the Corporation and the other Committee Charters.

The Governance Committee (among other things and as more fully provided in the Governance Charter):

(a)

Oversees the identification, vetting and nomination of candidates for directors and senior Executives of SGRP and the selection of committee members, reviews their qualifications (including outside director independence) and recommends any proposed nominees to the Board;

(b)	Oversees SGRP's organizational documents and policies and practices on corporate governance and recommends any proposed changes to the Board for approval;

(c)

Oversees the 'Ethics Code and other internal policies and guidelines and monitors the Corporation's enforcement of them and incorporation of them into the Corporation's culture and business practices; and

(d)

May retain independent counsel, accountants or others to assist it in the conduct of an investigation or such other action as the Governance Committee may otherwise determine as necessary to carry out its duties under its Charter and applicable law, the fees and expenses of all of which will be paid by the Corporation.

The Governance Committee currently consists of Messrs. Drogue (its Chairman), Baer and McCarthey, all of whom are non- employees of the Company and have been determined by the Governance Committee and the Board to be independent directors in accordance with Nasdaq Rules and SEC Rules.

During the year ended December 31, 2019, the Governance Committee met four times in regular meetings in person, and nine times in special meetings by telephone. All incumbent members attended at least 75% of the meetings.

Special Subcommittee

In addition, in order to (among other things) assist the Board and the Audit Committee in connection with an overall review of the Company's related party transactions and certain worker classification-related litigation matters, in April 2017, the Board formed a special subcommittee of the Audit Committee (the "Special Subcommittee") to (among other things) review the structure, documentation, fairness, conflicts, fidelity, appropriateness, and practices respecting each of the relationships and transactions discussed in the description of the Company's Transactions with Related Persons, Promoters and Certain Control Persons in this Proxy Statement/Information Statement. The Special Subcommittee had commenced and finalized that review with the assistance of special auditors and counsel (currently counsel is still being retained by such Subcommittee). See Item 1A - Risk Factors – Risks Related to the Company's Significant Stockholders and Potential Voting Control and Conflicts, and Part I, Item 3 - Legal Proceedings -- RELATED PARTIES AND RELATED PARTY LITIGATION, in the 2019 Annual Report.

The Special Subcommittee currently consists of Messrs. Drogue (its Chairman), McCarthey, and Baer, each of whom has been determined by the Governance Committee and the Board to meet the independence requirements for Audit Committee members under Nasdaq Rules and SEC Rules.

During the year ended December 31, 2019, the Special Subcommittee met seven times in special meetings by telephone. All incumbent members attended at least 75% of the meetings.

The Company is currently unable to predict the remaining duration and final results of this review by the Special Subcommittee.

Director Nominations: Experience, Integrity, Diversity and other Criteria

The Governance Committee oversees the identification, vetting and nomination of candidates for directors and the selection of committee members, the review of their qualifications (including outside director independence), and recommends any proposed nominees to the Board in accordance with the Governance Charter and with the SPAR Group, Inc. Statement of Policy Regarding Director Qualifications and Nominations dated as of May 18, 2004 (the "Nomination Policy"), as approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. You can obtain and review a current copy of this policy on the Company's web site (www.sparinc.com), which is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab.

The Nomination Policy, applicable law and exchange rules require that a majority of the directors of the Board and all members of the Audit Committee (and its Special Subcommittee), Compensation Committee and Governance Committee satisfy the independence requirements applicable to Audit Committee members under the applicable Nasdaq Rules and SEC Rules. Each of the Audit Charter, Compensation Charter and Governance Charter also contain the same requirements that all of their respective members satisfy such independence requirements.

The Nomination Policy identifies numerous characteristics believed important by the Board for any nominee for director and provides that each nominee for director should possess as many of them as practicable. These desirable characteristics include (among other things) the highest professional and personal ethics and integrity, sufficient time and attention to devote to Board and Committee duties and responsibilities, strong relevant business and industry knowledge and contacts, and business and financial sophistication, common sense and wisdom, the contribution to the diversity of perspectives in the Board and its Committees, and the ability to make informed judgments on a wide range of issues, the ability and willingness to exercise and express independent judgments, and the apparent ability and willingness to meet or exceed the Board's performance expectations. The Nomination Policy specifically recognizes the desirability of ethnic, racial, gender and geographic diversity for the Board but does not specify any metrics for evaluating potential candidates in that regard. However, the Governance Committee takes all relevant factors (including such diversity) into account when identifying and evaluating candidates for Board membership.

Performance expectations for each director have also been established by the Board in the Nomination Policy, including (among other things) the director's regular preparation for, attendance at and participation in all meetings (including appropriate questioning), support and advice to management in his areas of expertise, maintenance of focus on the Board's agenda, understanding the business, finances, plans and strategies of Company, professional and collegial interaction, acting in the best interests of the Company and the stockholders, and compliance with the Company's Ethics Code.

Candidates for vacant positions on the Board may be suggested to the Governance Committee from time to time by its members or by officers or other directors of the Corporation. The Governance Committee generally will consider recommending the re-nomination of incumbent directors in accordance with the Nomination Policy, provided that they continue to satisfy the applicable personal characteristic criteria and performance expectations. The Nomination Policy reflects the Board's belief that qualified incumbent directors are generally uniquely positioned to provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of SGRP, and that the value of these benefits may outweigh many other factors. However, the Governance Committee is not required to recommend to the Board the nomination of any eligible incumbent director for re-election (see Stockholder Communications - Submission of Stockholder Proposals and Director Nominations, below).

In considering the potential director nominee slate (including incumbent directors) to recommend to the Board, the Nomination Policy directs the Governance Committee to take into account: (i) the benefits of incumbency, as noted above; (ii) any perceived needs of Board, any Committee or the Company at the time for business contacts, skills or experience or other particular desirable personal characteristics; (iii) the collegiality of Board members; (iv) the need for independent directors or financial experts under that Policy or applicable law for the Board or its Committees; (v) any other requirements of applicable law or exchange rules; and (vi) the desirability of ethnic, racial, gender and geographic diversity. The Governance Committee will consider proposed nominees from any source, including those properly submitted by stockholders (see Stockholder Communications - Submission of Stockholder Proposals and Director Nominations, below).

However, a majority of the stockholders may, and from time to time have, elected directors by written consent without following the policies and procedures described above and without the review or participation of the Governance Committee or its independent directors.

Each nominee for director in May of 2019 was required to complete and submit an officers' and directors' questionnaire as part of the process for making director nominations and preparation of the 2019 Annual Report and this Proxy Statement/Information Statement. Messrs. Baer and Lazaretos have more recently completed and submitted an officers' and directors' questionnaire and were the subject of interviews and background checks.

The nine nominees for director at the 2020 Annual Meeting were approved and nominated by the Board. All such nominees were incumbents, although that is the first year that Mr. Mayer and Mr. Peter Brown were nominees at an annual stockholder's meeting. Mr. Lazaretos and Mr. Robert G. Brown were appointed to the Board by the Written Consent Actions submitted by the Majority Stockholders, which became effective on December 10, 2019, and April 24, 2020, respectively. Based on their respective officers' and directors' questionnaires, as required by the Nominations Policy and the committee charters, the Governance Committee and Board each determined that, under Nasdaq Rules and SEC Rules:(i): Mr. Arthur H. Baer, Mr. Arthur B. Drogue, Mr. R. Eric McCarthey, Mr. Mayer and Mr. Lazaretos are independent directors; (ii) Messrs. Arthur H. Baer and R. Eric McCarthey are each an "audit committee financial expert" under SEC Rules, as required by such rules and the Audit Charter.

2019 Restated By-Laws

On January 18, 2019, the Corporation settled the By-Laws Action (the "Delaware Settlement") between SGRP, Robert G. Brown, a substantial stockholder of SGRP and former Executive Chairman and director of the Corporation, and William H. Bartels, a substantial stockholder of the Corporation and current Vice Chairman and director of the Corporation, but who retired as an employee of SGRP as of January 1, 2020 (see Bartels' Retirement and Director Compensation, below) (together with Robert G. Brown, the "Majority Stockholders"). See Note 6 to the Company's Consolidated Financial Statements - Commitments and Contingencies -- Legal Matters – Delaware Litigation Settlement in the 2019 Annual Report.

In the By-Laws Action, the Corporation had sought to invalidate the proposed amendments to SGRP's By-Laws put forth in a written consent by the Majority Stockholders (the "Proposed Amendments") because the Board's Governance Committee believed that the Proposed Amendments would have negatively impacted all stockholders (particularly minority stockholders) by (among other things) weakening the independence of the Board through new supermajority requirements, eliminating the Board's independent majority requirement, and subjecting various functions of the Board respecting vacancies on the Board to the prior approval of the holders of a majority of the Common Stock (i.e., the Majority Stockholders), and thus also potentially reducing the representation of SGRP's minority stockholders. See Note 6 to the Company's Consolidated Financial Statements - Commitments and Contingencies -- Legal Matters – Delaware Litigation Settlement in the 2019 Annual Report.

As part of the Settlement, on January 18, 2019, the Governance Committee and Board accepted certain of the Proposed Amendments of the Majority Stockholders with negotiated changes and clarifications, and adopted the Amended and Restated By-Laws of SPAR Group, Inc. (the "Restated By-Laws"). A current copy of the Restated By-Laws is posted and available to stockholders and the public on the Corporation's web site (www.sparinc.com).

In Restated By-Laws the negotiated changes to the Proposed Amendments preserved the current roles of the Governance Committee and Board in the location, evaluation, and selection of candidates for director and in the nominations of those candidates for the annual stockholders meeting and appointment of those candidates to fill Board vacancies (other than those under a written consent by the Majority Stockholders making a removal and appointment, which is unchanged).

The Restated By-Laws now also include the following:

●	Any vacancy that results from the death, retirement or resignation of a director that remains unfilled by the directors for more than 90 days may be filled by the stockholders. But see Proposal 6, above, which if approved would eliminate the period during which the Board has the exclusive right to fill such vacancies.

●	Certain stockholder proposals may now be made up to the 90th day prior to the first anniversary of the preceding year's Annual Meeting.

●	The Board size can only be changed by the stockholders (as provided in such proposed amendments).

●	The section requiring majority Board independence has been removed (as provided in such proposed amendments).

●

The By-Laws now require that each candidate for director sign a written irrevocable letter of resignation and retirement effective upon such person failing to be re-elected by the required majority stockholder vote.

●	A "super majority" vote of at least 75% of all directors is now required for any of the following (as provided in such proposed amendments):

o	Issuance of more than 500,000 shares of stock (other than under the Corporation's stock compensation plans);

o	Issuance of any preferred stock;

o	Declaration of any non-cash dividend on the shares of capital stock of the Corporation;

o	By-Laws modification;

o	Formation or expansion of the authority of any Committee or subcommittee; or

o	Appointment or removal of any Committee director.

Limitation of Liability and Indemnification Matters

The Corporation's Certificate of Incorporation, as amended, eliminates the liability of all directors to the Corporation and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the maximum extent such liability can be eliminated or limited under the Delaware General Corporation Law, as amended (the "DGCL"), which applies to the Corporation as a Delaware corporation. The DGCL permits a certificate of incorporation to include a provision eliminating such personal liability of its directors, and such elimination is effective under the DGCL, except that such liability currently may not be eliminated or limited under the DGCL (i) for any breach of their duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Restated By-Laws (unchanged in this regard by the latest restatement) provide that the Corporation must indemnify each of its current and former directors, executive officers and other designated persons (including those serving its affiliates in such capacities at the Corporation's request), and may in the Board's discretion indemnify the other current and former officers, employees and other agents of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding against them in such capacity to the fullest extent permitted by DGCL. The Restated By-Laws also provide that the Corporation must advance the expenses (including attorneys' fees) actually and reasonably incurred by any such person in defending any such action, suit or proceeding, subject to such person's agreement to the extent required by the DGCL under the circumstances to reimburse the Corporation if such person is not entitled to indemnification. The Restated By-Laws and these mandatory indemnification provisions were approved and recommended by the Governance Committee and adopted by the Board of Directors of the Corporation in order to conform to the current practices of most public companies and to attract and maintain quality candidates for its directors and management, and are included in the Restated By-Law (see above). A current copy of the Restated By-Laws is posted and available to stockholders and the public on the Corporation's web site (www.sparinc.com).

Section 145 of the DGCL provides that the Corporation (as a Delaware corporation) has the power to indemnify under various circumstances anyone who is or was serving as a director, officer, employee or agent of the Corporation or (at its request) another corporation, partnership, joint venture, trust or other enterprise, which includes indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), but only if (i) such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, (ii) in the case of any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful, and (iii) in the case of any suit by or in the right of the Corporation in which the person is adjudged to be liable to the Corporation, the applicable court determines such person is nevertheless fairly and reasonably entitled to such indemnification under the circumstances. Section 145 of the DGCL also permits the Corporation to pay or advance the expenses (including attorneys' fees) actually and reasonably incurred by any such person in defending any such action, suit or proceeding, and requires that the Corporation indemnify such person for such unpaid expenses upon a successful defense of such action, suit or proceeding.

The Company maintains director and officer liability insurance that (subject to deductibles, maximums and exceptions) covers most liabilities arising out of the acts or omissions of any officer, director, employee or other covered person, both for the benefit of the Company and the direct benefit of its directors and officers, regardless of whether the Restated By-Laws or DGCL Section 145 would permit indemnification of the matters covered by such insurance. The Restated By-Laws (and DGCL Section 145 expressly permit the Corporation to secure such insurance and expressly provide that their respective indemnification provisions are not exclusive of any other rights to which the indemnified party may be entitled, including such insurance.

At present, except for demands for advancement of legal fees related to the Delaware action by Messrs. Brown and Bartels, there is no pending action, suit or proceeding involving any director, officer, employee or agent of the Company in such capacity in which indemnification will be required or permitted. See Advancement Claims in Part I, Item 3 -- Legal Proceedings -- RELATED PARTIES AND RELATED PARTY LITIGATION, in the 2019 Annual Report.

The Company is not aware of any pending or threatened action, suit or proceeding that may result in a claim for such indemnification. However, please see the 2019 Annual Report, Item IA Risk Factors -- Potential Conflicts with Affiliates and Risks Related to the Company's Significant Stockholders and Potential Voting Control and Conflicts and Part I Item 3, -- Legal Proceedings -- RELATED PARTIES AND RELATED PARTY LITIGATION.

Ethics Codes

SGRP has adopted codes of ethical conduct applicable to all of its directors, officers and employees, as approved and recommended by the Governance Committee and Audit Committee and adopted by the Board, in accordance with Nasdaq Rules and SEC Rules. These codes of conduct (collectively, the "Ethics Code") consist of: (1) the SPAR Group Code of Ethical Conduct for its Directors, Executives, Officers, Employees, Consultants and other Representatives Amended and Restated (as of) March 15, 2018 (the "Restated Ethical Code"); and (2) Statement of Policy Regarding Personal Securities Transactions in SGRP Stock and Non-Public Information, as amended and restated on May 1, 2004, and as further amended through March 10, 2011. Both Committees were involved because general authority over the Ethics Codes shifted from the Audit Committee to the Governance Committee with the adoption of the committee charters on May 18, 2004. However, the Audit Committee retained the express duty to review and approve the overall fairness of all material related-party transactions. You can obtain and review current copies of such code and policy on the Company's web site (www.sparinc.com), which are posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab.

STOCK-BASED COMPENSATION PLANS

The Company believes that it is desirable to align the interests of its directors, executives, employees and consultants with those of its stockholders through their ownership of shares of Common Stock issued by SGRP ("SGRP Shares"). Although the Company does not require its directors, executives, employees or consultants to own SGRP Shares, the Company believes that it can help achieve this objective (i) by providing long term equity incentives through the issuance to its eligible directors, executives, employees or consultants of options to purchase SGRP Shares and other stock-based awards, which it believes it has done pursuant to the 2008 Plan and  the 2018 Plan(as defined below), and will continue to do pursuant to the 2020 Plan (as defined below) if approved by SGRP's stockholders, and (ii) by facilitating the purchase of SGRP Shares by all of its eligible executives, employees and consultants who elect to participate in its Employee or Consultant Stock Purchase Plans (as defined below). In particular, the Company believes that granting stock-based awards ("Awards") (including restricted SGRP Shares, stock options to purchase SGRP Shares (either incentive or nonqualified), and restricted stock units, stock appreciation rights and other awards based on SGRP Shares) to such directors, executives, employees and consultants encourages growth in their ownership of SGRP Shares, which in turn leads to the expansion of their stake in the long-term performance and success of the Company.

SGRP has granted stock option and restricted stock Awards to the Company's eligible directors, officers and employees and consultants providing services to the Company to purchase SGRP Shares pursuant to SGRP's 2018 Stock Compensation (the "2018 Plan"), and SGRP's 2008 Stock Compensation Plan (as amended, the "2008 Plan"). SGRP's stockholders approved and adopted the 2018 Plan in May 2018 and the 2008 Plan in May 2008, as the successor to various predecessor stock option plans (including the 2018 Plan and 2008 Plan, each a "Prior Plan") with respect to all new Awards granted, and an amendment to the 2008 Plan in May 2009, permitting the discretionary repricing of existing awards. SGRP also has granted stock options that continue to be outstanding under the Prior Plans. Awards granted under each Prior Plan shall continue to be governed by such Prior Plan and such Prior Plan shall continue in full force and effect for that purpose for so long as any such Awards are outstanding.  New Awards could not be, and were not, issued under the 2018 Plan or any other Prior Plan after the end of its final term (which ended on May 31, 2019, in the case of the 2018 Plan).  The 2018 Plan and information regarding Awards granted thereunder are summarized below, but these descriptions are subject to and are qualified in their entirety by the full text of the 2018 Plan, which is hereby incorporated by reference into this Proxy Statement/Information Statement from SGRP's Current Report on Form 8-K, as filed with the SEC on May 8, 2018).

At the Special Meeting, the Corporation's stockholders will be asked to ratify and approve the 2020 Plan of SPAR Group, Inc. (the "2020 Plan")  (i) for a term from the date of such approval through May 31, 2021 (the "20-21 Period"), and (ii) provide for a total of 1,200,000 SGRP Shares available for future Awards during the 20-21 Period as outlined below (the "20-21 Maximum") under 2020 Plan. The descriptions of the 2020 Plan below are subject to and are qualified in their entirety by the full text of the 2020 Plan, which is attached as Annex A to and incorporated by reference into the Special Meeting Proxy/Information Statement.  Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the 2020 Plan.  The Corporation's Board of Directors (the "Board") in December 2019 and March 2020 authorized and approved the 2020 Plan to be submitted to the Corporation's stockholders for ratification and approval.

Under the 2020 Plan (if approved at the Special Meeting), the Corporation (through its Compensation Committee) may from time to time grant Awards during the 20-21 Period to SGRP Directors and the Company's specified executives, employees and consultants providing services to the Company.

However, if approved, the Award of options for 10,000 SGRP Shares granted on September 3, 2019, to Arthur H. Baer when he joined the Board will be issued upon approval of the 2020 Plan and deemed issued during the 20-21 Period under the 20-21 Maximum.

The term of the 2020 Plan will commence upon stockholder approval and end on May 31, 2021, and no Award may be granted thereafter, unless an extension of such initial term is approved by stockholders of the Corporation if and as required pursuant to the 2020 Plan and Applicable Law. In any event, no Award may be granted under the 2020 Plan on or after the tenth (10th) anniversary of its approval date unless an extension is approved by stockholders of the Corporation if and as required pursuant to the 2020 Plan and Applicable Law.  Awards granted prior to the end of the final term of the 2020 Plan shall continue to be governed by the 2020 Plan (which 2020 Plan shall continue in full force and effect for that purpose).

As of September 30, 2019, there were Awards respecting 600,000 shares of SGRP's Common Stock that had been granted under the 2018 Plan (580,000 of which remained outstanding), and Awards respecting 3,044,927 shares of SGRP's Common Stock outstanding under the 2008 Plan.  As of September 30, 2019, and March 13, 2020, there were no Awards available for grant under the 2018 Plan.

2008 Plan Summary

2008 Plan Stock option Award activity for the years ended December 31, 2019 and 2018 are summarized below:

Option Awards	Covered Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (thousands)
Outstanding at January 1, 2018	3,334,177	$0.96	5.17	$1,221
Granted	45,000	1.67	–	–
Exercised/cancelled	306,750	0.40	–	–
Forfeited or expired	37,500	–	–	–
Outstanding at December 31, 2018	3,044,927	$1.01	4.55	$103
Granted	–	–	–	–
Exercised	804,580	0.44	–	–
Forfeited or expired	13,136	–	–	–
Outstanding at December 31, 2019	2,227,211	$1.22	4.83	$452
Exercisable at December 31, 2019	1,723,961	$1.27	4.06	$321

The weighted-average grant-date fair value of stock option Awards granted during the year ended December 31, 2019 was $0.00. The total intrinsic value of stock option Awards exercised during the year ended December 31, 2019 and 2018 was $257,000 and $274,000, respectively.

The Company recognized $139,000 and $155,000 in stock-based compensation expense relating to stock option Awards during the years ended December 31, 2019 and 2018, respectively. The recognized tax benefit on stock based compensation expense related to stock options during the years ended December 31, 2019 and 2018, was approximately $35,000 and $38,000, respectively.

As of December 31, 2019, total unrecognized stock-based compensation expense related to stock options was $182,000. This expense is expected to be recognized over a weighted average period of approximately 2.0 years, and will be adjusted for changes in estimated forfeitures.

2018 Plan Summary

Following are the specific valuation assumptions used for options granted in 2019 for the 2018 Plan:

Expected volatility	39%
Expected dividend yields	0%
Expected term (in years)	3
Risk free interest rate	2.3%
Expected forfeiture rate	5%

2018 Plan Stock option Award activity for the years ended December 31, 2019 and 2018 are summarized below:

Option Awards	Covered Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (thousands)
Outstanding at January 1, 2018	–	$–	–	–
Granted	245,000	1.23	–	–
Exercised/cancelled	–	–	–	–
Forfeited or expired	10,000	–	–	–
Outstanding at December 31, 2018	235,000	$1.23	9.35	$–
Granted	320,000	0.64	–	–
Exercised	–	–	–	–
Forfeited or expired	–	–	–	–
Outstanding at December 31, 2019	555,000	$0.89	8.88	$6
Exercisable at December 31, 2019	88,750	$1.23	8.35	$6

The weighted-average grant-date fair value of stock option Awards granted during the year ended December 31, 2019 was $0.27. The total intrinsic value of stock option Awards exercised during the year ended December 31, 2019 and 2018 was $0.

The Company recognized $90,000 and $31,000 in stock-based compensation expense relating to stock option Awards during the years ended December 31, 2019 and 2018, respectively. The recognized tax benefit on stock based compensation expense related to stock options during the years ended December 31, 2019 and 2018, was approximately $22,000 and $8,000, respectively.

As of December 31, 2019, total unrecognized stock-based compensation expense related to stock options was $122,000. This expense is expected to be recognized over a weighted average period of approximately 2.0 years, and will be adjusted for changes in estimated forfeitures.

Restricted Stock- 2008 Plan

The restricted stock Awards previously issued under the 2008 Plan vested during the first four years following issuance at the rate of 25% on each anniversary date of their issuance so long as the holder continues to be employed by the Company. Restricted stock granted under the 2008 Plan is measured at fair value on the date of the grant, based on the number of shares granted and the quoted price of the Company's common stock. The shares of stock are issued and value is recognized as compensation expense ratably over the requisite service period which generally is the Award's vesting period. In 2018, the Company did not issue restricted stock Awards to its employees or Directors.

The following table summarizes the activity for restricted stock Awards during the years ended December 31, 2019 and 2018:

	Shares	Weighted- Average Grant Date Fair Value per Share
Unvested at January 1, 2018	68,400	$1.38
Granted	–	–
Vested	(18,900)	1.48
Forfeited	(48,500)	1.35
Unvested at December 31, 2018	1,000	1.36
Granted	–	–
Vested	(1,000)	1.36
Forfeited	–	–
Unvested at December 31, 2019	–	$–

During the years ended December 31, 2019 and 2018, the Company recognized approximately $1,200 and $15,000, respectively, of stock-based compensation expense related to restricted stock. The recognized tax benefit on stock based compensation expense related to restricted stock during the years ended December 31, 2019 and 2018 was approximately $0 and $4,000, respectively. During the years ended December 31, 2019 and 2018, the total fair value of restricted stock vested was $1,000 and $23,000, respectively.

As of December 31, 2019, total unrecognized stock-based compensation expense related to unvested restricted stock Awards was $0.

Restricted Stock - 2018 Plan

The restricted stock Awards previously issued under the 2018 Plan (like those under the 2008 Plan) vested during the first four years following issuance at the rate of 25% on each anniversary date of their issuance so long as the holder continues to be employed by the Company. Restricted stock granted under the 2018 Plan (like those under the 2008 Plan) is measured at fair value on the date of the grant, based on the number of shares granted and the quoted price of the Company's common stock. The shares of stock are issued and value is recognized as compensation expense ratably over the requisite service period which generally is the Award's vesting period. In 2019, there were no restricted stock Awards issued to its Directors.

The following table summarizes the activity for restricted stock Awards during the years ended December 31, 2019 and 2018:

	Shares	Weighted- Average Grant Date Fair Value per Share
Unvested at January 1, 2018	20,000	$1.23
Granted	–	–
Vested	(10,000)	1.23
Forfeited	–	–
Unvested at December 31, 2018	10,000	1.23
Granted	–	–
Vested	(10,000)	1.23
Forfeited	–	–
Unvested at December 31, 2019	–	$–

During the years ended December 31, 2019 and 2018, the Company recognized approximately $4,000 and $20,000, respectively, of stock-based compensation expense related to restricted stock. The recognized tax benefit on stock based compensation expense related to restricted stock during the years ended December 31, 2019 and 2018 was approximately $1,000 and $5,000, respectively.

During the years ended December 31, 2019 and 2018, the total fair value of restricted stock vested was $7,000 and $12,000, respectively.

As of December 31, 2019, total unrecognized stock-based compensation expense related to unvested restricted stock Awards was $0.

Stock Purchase Plans

In 2001, SGRP adopted its 2001 Employee Stock Purchase Plan (the "ESP Plan"), which replaced its earlier existing plan, and its 2001 Consultant Stock Purchase Plan (the "CSP Plan"). These plans were each effective as of June 1, 2001. The ESP Plan allows employees of the Company, and the CSP Plan allows employees of the affiliates of the Company to purchase SGRP's Common Stock from SGRP without having to pay any brokerage commissions. On August 8, 2002, SGRP's Board approved a 15% discount for employee purchases of Common Stock under the ESP Plan and recommended that its affiliates pay 15% of the value of the stock purchased as a cash bonus for affiliate consultant purchases of Common Stock under the CSP Plan.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all compensation for services rendered to the Company in all capacities for the years ended December 31, 2019 and 2018, except for amounts paid to or by SAS, SBS and SIT (see - Transactions with Related Persons, Promoters and Certain Control Persons, above), by (i) the Corporation's Chief Executive Officer, and (ii) each of the other persons named below, which include the two most highly compensated Executives or other Officers of the Company. "Named Executive Officers" shall mean each of the individuals listed below, other than Mr. Bartels. The Company does not have any Non-Equity Incentive Compensation Plans other than as part of its individual Incentive Bonus Plans, any pension plans or any non-qualified deferred compensation plans, and accordingly those columns have been omitted

Name and Principal Positions	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)(1)	All Other Compensation ($) (2)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Christiaan M. Olivier	2019	300,000	100,000	6,738	–	20,800	431,538
Chief Executive Officer, President and Director	2018	300,000		12,261	63,566	4,800	380,627
William H. Bartels (3)	2019	150,000	–	–	–	4,800	154,800
Vice Chairman and Director	2018	150,000	–	–	–	4,800	154,800
James R. Segreto	2019	204,749	–	–	38,560	4,800	248,109
Chief Financial Officer, Treasurer and Secretary	2018	200,000	22,000	3,163	4,755	4,800	234,817
Kori G. Belzer	2019	220,106	–	–	35,174	4,800	260,080
Chief Operating Officer	2018	215,000	30,100	3,163	4,672	4,800	257,735
Steven J. Adolph	2019	204,749	100,000	–	–	–	304,749
President International	2018	200,000	40,000	–	4,755	–	244,755
Gerard Marrone	2019	204,749	–	–	9,500	–	214,249
Chief Revenue Officer	2018	200,000	–	–	14,424	–	214,424

(1)

These are not amounts actually paid to or received by the Named Executive or Officer. These are "compensation expenses" for restricted stock or stock option awards recognized by the Corporation under generally accepted accounting principles computed in accordance with ASC-718- 10.  See Note 2 to our 2019 Annual Report on Form 10-K for additional assumptions used to value stock and option awards.

(2)	"Other Compensation" primarily represents automobile allowance, except for, the $16,000 paid to Christiaan Olivier for living expenses.
(3)	Mr. Bartels retired as an employee of SGRP as of January 1, 2020, but he will continue to serve as a non-employee director. (See Bartels' Retirement and Director Compensation, below for a description of the benefits that he will receive as a director.)

Narrative to Summary Compensation Table

Compensation Elements

As indicated in the Summary Compensation Table above, in addition to base salary, we provide the following compensation and benefits to our Named Executive Officers:

●

Cash Bonuses. Annually, the Company enters into bonus plans with key management and administrators based on specified goals.  The bonuses noted in the above table that were paid in 2019 were in fact earned in 2018.  Management bonuses earned and accrued in 2019 of approximately $1.4 million were scheduled to be paid by March 31, 2020 but, at managements recommendation, they have been temporarily delayed to preserve cash reserves for potential impact of Covid-19.  Personal that have earned 2019 bonuses entered into Delayed Payment Agreements with the Company which effectively defer these compensation payments until the later part of 2020 as cash availability projections improve.

●

Stock and Option Awards. The Corporation grants our Named Executive Officers awards of stock options and restricted stock from time to time.  During 2019, the Corporation granted Messrs. Oliver, Segreto, Belzer and Marrone options to purchase shares of our common stock.  Such options were issued with an exercise price equal to the fair market value on the date of grant and vest and become exercisable 25% on each of the first four anniversaries of the date of grant, provided that the recipient remains employed through the vesting date.

●

Retirement Benefits.  The only retirement plan the Company maintains in the United States is its 401(k) Profit Sharing Plan, which is which is a tax-qualified defined contribution plan that is available to all of its eligible employees, including the Named Executive Officers.  Although it is not required to do so, the Corporation makes discretionary contributions to plan participants from time to time. In 2019, the Corporation contributed a total of $75,000 to that plan, which was shared by its 197 participants in proportion to their respective contributions.  The amounts that the Corporation contributed to each of the Named Executive Officers is included in the "All Other Compensation" column above.  The Corporation does not maintain any defined benefit pension plans, supplemental retirement plans, or nonqualified deferred compensation plans.  However, see Bartels' Retirement and Director Compensation, below.

●

Other Benefits and Perquisites.  Other than providing car allowances and paying for life and long-term disability benefits, each as described in footnote (2) to the Summary Compensation Table above, the Corporation does not provide any perquisites or other benefits to its Named Executive Officers. The Corporation provides standard healthcare benefits to its eligible employees, including the Named Executive Officers.

We have not entered into an employment agreement with any of our Named Executive Officers.

Potential Severance Payments upon a Change-In-Control and Termination

In order to retain and motivate certain highly qualified executives in the event of a "Change-in-Control", the Corporation entered into a separate Amended and Restated Change in Control Severance Agreement (each a "CICSA") in substantially the same form (each a "CICSA") with Messrs. Oliver, Segreto, Belzer, Marrone, and Adolph. all of which are still in effect, and which each were most recently amended as of November 8, 2018. William H. Bartels, SGRP's Vice Chairman and a Director, also has an Amended and Restated Change in Control Severance Agreement dated as of December 22, 2008, which also is still in effect.

Each CICSA provides that the applicable executive will receive a lump sum severance payment if both (1) a "Change in Control" occurs (which includes certain changes in ownership as well as the hiring of a new Chief Executive Officer and non-independence of the Board), and (2) within the "Protected Period" the executive either resigns for "Good Reason" (such as an adverse change in duties or compensation) or is terminated other than in a "Termination For Cause" (as such terms are defined in the applicable CICSA). The Protected Period is equal to the greater of 36 months from the date of the CICSA or 24 months from the then most recent Change in Control (which could begin after the end of such 36 month period). The CICSA severance payment is equal to the sum of (i) the employee's monthly salary times the number of remaining months in the Protected Period following such resignation or termination, plus (ii) the maximum bonus if any that would have been paid to such employee for any bonus plan then in effect (not to exceed 25% of the employee's annual salary).

The Corporation also has entered into a separate Executive Officer Severance Agreement (each an "EOSA") with Mr. Olivier dated as of September 5, 2017, and with Mr. Adolph dated as of June 17, 2016.  The EOSAs do not require a "Change in Control" but do require a resignation for "Good Reason" (such as an adverse change in duties or compensation) or termination other than in a "Termination For Cause" within the applicable "Protected Period" (which generally means the three year period following the effective date of the EOSA, but which may be extended for additional 12 month periods from time to time) for severance to be paid, as such terms are defined in the applicable EOSA. Severance payments under an EOSA are generally equal to 6 months of his salary (but without duplication of any payment due under the applicable CICSA).

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth unexercised options, unvested stock options and certain related information for each Named Officer outstanding as of December 31, 2019.

	Stock Option Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable at 12/31/19 (#)	Number of Securities Underlying Unexercised Options Not Exercisable at 12/31/19 (#)		Option Exercise Price ($)	Option Expiration Date
Christiaan Olivier	09/05/17	250,000	250,000	(2)	$1.08	09/05/27
	05/03/18	12,500	37,500	(3)	$1.23	05/03/28
	04/05/19	18,750	56,250	(4)	$0.64	04/05/29
James Segreto	08/05/10	30,000	–		$1.00	08/05/20
	08/04/11	30,000	–		$1.23	08/04/21
	08/01/12	30,000	–		$1.09	08/01/22
	08/06/13	35,000	–		$2.14	08/06/23
	08/07/14	–	–
	08/13/15	–	–
	08/11/16	18,750	6,250	(1)	$0.92	08/11/26
	08/09/17	12,500	12,500	(2)	$1.05	08/09/27
	05/03/18	5,000	15,000	(3)	$1.23	05/03/28
	04/05/19	5,000	15,000	(4)	$0.64	04/05/29
Kori Belzer	08/05/10	35,000	–		$1.00	08/05/20
	08/04/11	35,000	–		$1.23	08/04/21
	08/01/12	35,000	–		$1.09	08/01/22
	08/06/13	35,000	–		$2.14	08/06/23
	08/07/14	–	–
	08/13/15	–	–
	08/11/16	18,750	6,250	(1)	$0.92	08/11/26
	05/07/17	12,500	12,500	(2)	$0.90	05/17/27
	05/03/18	5,000	15,000	(3)	$1.23	05/03/28
	04/05/19	6,250	18,750	(4)	$0.64	04/05/29
Gerard Marrone	01/09/17	–	50,000	(2)	$1.00	01/09/27
	05/03/18	5,000	15,000	(3)	$1.23	05/03/28
	04/05/19	5,000	15,000	(4)	$0.64	04/05/29
Steven Adolph	06/20/16	75,000	25,000	(1)	$0.99	06/20/26
	08/09/17	12,500	12,500	(2)	$1.05	08/09/27
	05/03/18	5,000	15,000	(3)	$1.23	05/03/28
	04/05/19	5,000	15,000	(4)	$0.64	04/05/29

(1)	Amounts vest on the anniversary of the grant date in 2020.
(2)	Amounts vest on the anniversary of the grant date, one half in 2020 and 2021.
(3)	Amounts vest on the anniversary of the grant date, one third in each 2020, 2021, and 2022.
(4)	Amounts vest on the anniversary of the grant date, one fourth in each 2020, 2021, 2022, and 2023.

COMPENSATION OF DIRECTORS

The following table sets forth all compensation costs of the Corporation for services rendered to it by its directors (other than any Named Officer), and certain other amounts that may have been received by or allocated to them, for the year ended December 31, 2019. The Corporation has not given restricted stock awards to its directors and does not have pension plans or non-qualified deferred compensation plans for its directors, so those columns have been omitted.

Name	Year	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Jack W. Partridge (2)	2019	31,250	–	–	31,250
Lorrence T. Kellar (3)	2019	3,125	–	–	3,125
Arthur B. Drogue	2019	95,250	–	–	95,250
R. Eric McCarthey	2019	65,000	1,071	–	66,071
Peter W. Brown	2019	55,000	–	–	55,000
Jeffery A. Mayer	2019	64,179	–	–	64,179
Arthur H. Baer	2019	17,949	–	–	17,949
Panagiotis N. Lazaretos	2019	3,288	–	–	3,288

(1)

These are not amounts actually paid to or received by the named director. These are "compensation expenses" for restricted stock or stock option awards recognized by the Corporation under generally accepted accounting principles computed in accordance with ASC- 718-10.

(2)	Mr. Partridge's tenure as a director of SGRP ended in May 2019.
(3)	Mr. Kellar's tenure as a director of SGRP ended in January 2019.

Discussion of Directors' Compensation

The Compensation Committee administers the compensation of directors pursuant to SGRP's Director Compensation Plan for its outside Directors, as approved and amended by the Committee from time to time (the "Directors Compensation Plan"), as well as the compensation for SGRP's executives. The Directors Compensation Plan was modified in the March 16, 2017, quarterly meeting of the Compensation Committee, effective April 1, 2017.

Under the Directors Compensation Plan taking effect for all periods on and after April 1, 2017: each Independent Director and Non- Employee Director is entitled to receive director's fees of $55,000 per annum; each applicable Independent Director is entitled to receive for chairing the applicable committee an additional $10,000 per annum fee in the case of the Audit Committee Chairman and an additional $7,500 per annum fee in the case of the Compensation Committee Chairman and Governance Committee Chairman; and the Independent Director serving as Lead Director is entitled to receive an additional $10,000 per annum; in each case payable quarterly in cash. The Compensation Committee in May 2018 approved total compensation of $90,000 per year for the Corporation's Chairman following the retirement of Robert G. Brown as Chairman.

In addition to their cash compensation, in the past each Independent Director received options to purchase 10,000 SGRP Shares upon acceptance of the directorship, options to purchase 10,000 additional SGRP Shares after one year of service, and options to purchase 10,000 additional SGRP Shares for each additional year of service thereafter (typically granted by the Corporation at the regularly scheduled board meeting which coincided with the Annual Meeting). All such options have an exercise price equal to 100% of the fair market value of a SGRP Share at the date of grant and vest 100% on the first anniversary of the Award's grant date. When we have granted restricted stock awards instead of options, each Independent Director would receive 4,000 restricted SGRP Shares upon acceptance of the directorship, 4,000 additional SGRP Shares after one year of service, and 4,000 additional restricted SGRP Shares for each additional year of service thereafter (typically granted by the Corporation at the regularly scheduled board meeting which coincided with the Annual Meeting). All restricted SGRP Shares vest 25% on the first anniversary of the Award's grant date for a period of four years.  During 2019, Messrs. Drogue, McCarthey, Partridge, and Brown each received option grants to purchase 20,000 of the Company's Common Stock and Mr. Mayer received option grants to purchase 30,000 shares of the Company's Common Stock.

All stock options and restricted stock awards to Independent Directors have been granted under the 2018 Plan and Prior Plans, under which each member of the Board is eligible to participate. Independent Directors will be reimbursed for all reasonable expenses incurred during the course of their duties. There is no additional compensation for committee participation, phone meetings, or other Board activities.

Bartels' Retirement and Director Compensation

William H. Bartels retired as an employee of the Company as of January 1, 2020. However, he will continue to serve as Vice Chairman and a member of SGRP's Board of Directors (the "Board"), positions he has held since July 8, 1999.

Effective as of January 18, 2020, SGRP's Governance Committee proposed and unanimously approved the following benefits for the five year period commencing January 1, 2020, and ending December 31, 2024 (the "Five Year Period"), for Mr. Bartels in connection with his retirement: (a) retirement payments of $100,000 per year ("Retirement Compensation"); (b) the then applicable regular non-employee director fees ("Regular Fees"), currently $55,000 per year, and a supplemental Board fee of $50,000 per year ("Supplemental Fees"); and (c) the same medical, dental, eye and life insurance benefits he received as of December 31, 2019, under an arrangement whereby Mr. Bartels shared part of the cost of Medicare and supplemental health benefits, currently valued at approximately $15,588 per year ("Medical Benefits"); in each case paid in accordance with SGRP's payroll schedule and policies, and payable whether or not Mr. Bartels remains a director of SGRP for any reason.

The Retirement Compensation, Regular Fees and Supplemental Fees that remain unpaid during the Five Year Period: (i) shall be accelerated and paid to Mr. Bartels (or his heirs or assigns) in full upon the sale to a third party of a majority of the SGRP Shares or all or substantially all of SGRP's assets; and (ii) shall survive and be payable in full to his heirs and assigns in the event of the death of Mr. Bartels.

Based on current rates and benefits, the aggregate value of such compensation, fees and benefits payable to Mr. Bartels will be approximately $220,558 per year and a total of $1,102,940 for the Five Year Period. Such compensation, fees and benefits (in whole or in part) may be extended beyond the Five Year Period in the discretion of the Board.

In the event of  any future business transaction involving Mr. Bartels and SGRP for which Bartels may receive additional compensation as mutually agreed at the time of or in connection with such transaction, which under applicable law also will require approval of SGRP's Audit Committee as a related party payment or transaction (as Mr. Bartels will still be a related party if he is then a director or significant stockholder), such retirement compensation, fees or benefits will not offset, replace or limit any such additional approved transactional compensation payable to Mr. Bartels.

Mr. Bartels is one of the founders and a significant stockholder of SGRP (holding approximately 25.1% of the SGRP Shares).  He also is part of a control group holding a majority of the SGRP Shares with Robert G. Brown (together with Mr. Bartels, the "Majority Stockholders"), which group most recently acted to (1) unilaterally select, appoint and elect Panagiotis ("Panos") N. Lazaretos to serve on the board of directors of SGRP, effective on December 10, 2019, and unilaterally select, appoint and elect Robert G. Brown to serve on the board of directors of SGRP, effective as of the Brown Effective Time (see Information In Connection With Appointment Of Robert G. Brown As A Director, above).  See SGRP's Preliminary Proxy Statement as filed with the SEC effective on January 31, 2020, and SGRP's Current Reports on Form 8-K as filed with the SEC on January 31, 2020, January 7, 2020, September 16, 2019, August 23, 2019, and August 12, 2019.

COMPENSATION PLANS

Equity Compensation Plans

The following table contains a summary of the number of shares of Common Stock of SGRP to be issued upon the exercise of stock options outstanding at December 31, 2019, under the 2018 Plan and 2008 Plan and the Prior Plans, the weighted-average exercise price of those outstanding stock options, and the number of additional shares of Common Stock remaining available for future issuance of stock options and other stock based awards.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding stock options and stock rights (#)	Weighted average exercise price of outstanding stock options and stock rights ($)	Number of securities remaining available for future issuance of options, rights and other stock based awards (#)
Equity compensation plans approved by security holders:
2008 Plan	2,227,211	$1.22	–
2018 Plan	555,000	$0.89	–

Audit and Compensation Committee Interlocks and Insider Participation

No member of the Board's Audit Committee, Compensation Committee or Governance Committee was at any time during the year ended December 31, 2019, or at any other time an officer or employee of the Company. No executive officer of the Company or Board member serves as a member of the board of directors, audit, compensation or governance committee of any other entity that has one or more executive officers serving as a member of SGRP's Board, Audit Committee, Compensation Committee or Governance Committee, except for the positions of Messrs. Brown and Bartels as directors and officers of SGRP and as directors and officers of each of its affiliates, including SBS, SAS and SIT (see Transactions with Related Persons, Promoters and Certain Control Persons, above).

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The following is the Audit Committee's report submitted to the Board.

Report

Management is responsible for the Company's internal controls and the financial reporting process (as more fully described below). BDO USA, LLP ("BDO"), the independent registered public accounting firm for the Company, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed with management of the Company and BDO the audited consolidated financial statements of the Company as of December 31, 2019 and 2018 and, for the years then ended, (the "Consolidated Financial Statements"), as included in the Company's 2019 Annual Report on Form 10-K for that period as filed with the Securities and Exchange Commission on April 14, 2020 (the "2019 Annual Report").

In addition, the Audit Committee has also received from and discussed with BDO the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees) and Rule 2-07 of SEC Regulation S-X.

The Audit Committee received and reviewed the written disclosures and the letter from BDO required by the Public Company Accounting Oversight Board regarding communication with the Audit Committee concerning independence. The Audit Committee has discussed BDO's independence from the Company with BDO. The Audit Committee also discussed with management of the Company and BDO such other matters and received such assurances from them, as the Audit Committee deemed appropriate.

Based on the foregoing review and discussions and a review of the report of BDO with respect to the Consolidated Financial Statements, and relying thereon, the Audit Committee has recommended to the Company's Board of Directors that the Consolidated Financial Statements be included in the Company's 2019 Annual Report.

AUDIT COMMITTEE (for the period that began on January 1, 2019, and ended December 31, 2019)
Arthur H. Baer, its Chairman, R. Eric McCarthey and Arthur B. Drogue

NO OTHER BUSINESS

In accordance with SGRP's By-Laws, no proposals or matters other than those specifically described above are permitted to come before the 2020 Annual Meeting.  If any other matters or motions are attempted to be presented at the 2020 Annual Meeting, they will be ruled out of order and denied.  It is the intention of the persons named in the accompanying form of Proxy to vote Proxies in accordance with their judgment on those matters or motions to the greatest extent permitted by applicable law, including any matter dealing with the conduct of the 2020 Annual Meeting.

STOCKHOLDER COMMUNICATIONS

Communications with SGRP and the Directors

Generally, a stockholder who has a question or concern regarding the business or affairs of SGRP should contact the Chief Financial Officer of SGRP. However, if a stockholder would like to address any such question directly to the Board, to a particular Committee, or to any individual director(s), the stockholder may do so by sending his or her question(s) in writing addressed to such group or person(s), c/o SPAR Group, Inc., 333 Westchester Avenue, South Building, Suite 204, White Plains, New York 10604, and marked "Stockholder Communication".

SGRP has a policy of generally responding in writing to each bona fide, non-frivolous, written communication from an individual stockholder. This policy is reflected in the SPAR Group, Inc. Statement of Policy Respecting Stockholder Communications with Directors dated as of May 18, 2004, approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. You can obtain and review a current copy of this policy on the Company's web site (www.sparinc.com), which is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab.

In addition, questions may be asked of any director before the 2020 Annual Meeting and all of SGRP's directors are expected to attend the 2020 Annual Meeting. All the then current directors who were serving as directors at the time attended the SGRP's last annual meeting. Additionally, the Corporation believes its directors should attend all possible meetings of the Board and its committees and stockholders, but has not specified any required minimum attendance.

Submission of Stockholder Proposals and Director Nominations for Annual Meetings

For any business, nominee or proposal to be properly brought before any annual meeting by a stockholder (acting in his or her capacity as stockholder), the Restated By-Laws require that such stockholder must give timely written notice thereof by physical delivery to the Secretary of SGRP. Any stockholder who wishes to present any business, nominee or proposal for action at the 2021 Annual Meeting of SGRP stockholders (the "2021 Annual Meeting") must notify SGRP by no later than February 12, 2021. Such stockholder's notice shall be in the form and contain the substance required under the Restated By-Laws and the rules and regulations promulgated by the Securities and Exchange Commission. Accordingly, notices of stockholder proposals and nominations submitted after February 12, 2021, or that do not conform to the requirements of the Restated By-Laws or Rule 14a-18 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not included in SGRP's Proxy Statement and form of proxy) will be considered untimely or incomplete, respectively, and thus such matters will not be brought before the 2021 Annual Meeting.

Stockholder proposals submitted under Rule 14a-18 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not included in SGRP's Proxy Statement and form of proxy) can be submitted by no later than the 90th day preceding the scheduled stockholder meeting. Since such a proposal does not have to be in the Proxy Statement, this provision was added to the Restated By-Laws pursuant to the Settlement (see 2019 Restated By-Laws, above) and principally benefits those who make such a proposal and have sufficient votes to approve it, such as the Majority Stockholders. However, the Corporation may choose to voluntarily include such a proposal in its Proxy Statement to provide actual notice to all of its stockholders.

The Restated By-Laws provide that a stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the 2021 Annual Meeting (i) a brief description of the business, nominee or proposal desired to be brought before the 2021 Annual Meeting and the reasons for considering the same at the 2021 Annual Meeting, (ii) the name and address, as they appear on SGRP's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of SGRP's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial interest of such stockholder (or any affiliate or family member of such stockholder), whether current or at any time within the past three years, in such business, nominee or proposal. In addition, if the notice is a nomination of a candidate for director, the stockholder's notice also must contain (A) the proposed nominee's name and qualifications, including five year employment history with employer names and a description of the employer's business, whether such individual can read and understand basic financial statements, and board memberships (if any), (B) the reason for such recommendation, (C) the number of shares of stock of SGRP that are beneficially owned by such nominee, (D) a description of any business or other relationship, whether current or at any time within the past three years, between such nominee (or any affiliate or family member of such nominee) and either the Company, any of its directors or officers, its auditor, or any of its customers or vendors, and (E) a description of any financial or other relationship, whether current or at any time within the past three years, between the stockholder (or any affiliate or family member of such stockholder) and such nominee (or any affiliate or family member of such nominee).

If it is determined by the Governance Committee or the presiding officer of the 2021 Annual Meeting that a stockholder proposal was not made in accordance with the terms of the Restated By-Laws or the applicable SEC Rules or is not under the circumstances required to be considered thereunder, such proposal will not be acted upon at the 2021 Annual Meeting.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Pursuant to the rules of the SEC, services that deliver the Company's communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of any Notice of Internet Availability of Proxy Materials and/or a printed version of the 2019 Annual Report to stockholders and this Proxy Statement/Information Statement. Upon oral or written request, the Company will promptly deliver a separate copy of the above materials to any stockholder at a shared address to which a single copy of the document was delivered.  Stockholders sharing an address may also request delivery in the future of a single copy of such documents if they are currently receiving multiple copies of such documents. Stockholder may notify SGRP of their requests by writing to: c/o Spar Group, Inc., Attn: James R. Segreto, 333 Westchester Avenue, South Building, Suite 204, White Plains, New York 10604.

Q&A/Information Regarding Virtual Attendance at the 2020 Annual Meeting

Further details and frequently asked questions regarding the Special Meeting are available on the Company's Investor Relations website at https://investors.sparinc.com/.

OTHER REPORTS

A COPY OF THE 2019 ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2019 (THE "2019 ANNUAL REPORT") FILED WITH THE SEC ON APRIL 14, 2020 AND THE CURRENT REPORTS ON FORM 8-K REFERENCED IN THIS PROXY STATEMENT/INFORMATION STATEMENT ARE AVAILABLE AT INVESTORS.SPARINC.COM/SEC-FILINGS.

SGRP WILL PROVIDE EACH PERSON TO WHOM THIS PROXY STATEMENT/INFORMATION STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF ANY AND ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/INFORMATION STATEMENT (EXCLUDING ALL EXHIBITS NOT EXPLICITLY INCORPORATED BY REFERENCE HEREIN). REQUESTS FOR COPIES OF THE 2019 ANNUAL REPORT MUST BE SENT TO C/O SPAR GROUP, INC., ATTN: JAMES R. SEGRETO, 333 WESTCHESTER AVENUE, SOUTH BUILDING, SUITE 204, WHITE PLAINS, NEW YORK 10604.

THE 2019 ANNUAL REPORT, THE QUARTERLY REPORTS ON FORM 10-Q AND THE CURRENT REPORTS ON FORM 8-K REFERENCED IN THIS PROXY STATEMENT/INFORMATION STATEMENT ARE NOT PART OF SGRP'S SOLICITING MATERIAL.

PROXIES AND SOLICITATION

The proxy accompanying this Proxy Statement/Information Statement is solicited on behalf of the SGRP's Board of Directors. Proxies for the 2020 Annual Meeting are being solicited by mail directly and through brokerage and banking institutions. SGRP will pay all expenses in connection with the solicitation of proxies. In addition to the use of mails, proxies may be solicited by directors, officers and regular employees of SGRP (who will not be specifically compensated for such services) personally or by telephone. SGRP will reimburse banks, brokers, custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

All stockholders are urged to complete, sign and promptly return the enclosed proxy card.

/s/ James R. Segreto
James R. Segreto
Secretary, Treasurer and Chief Financial Officer

White Plains, New York
May 1, 2020

ANNEX A

AMENDMENTS TO BY-LAWS

Proposed Amendment No. 1 (Amendment to Existing Section 3.04):

Proposed Amendment No. 2 (Amendment to Existing Section 2.07):

Proposed Amendment No. 3 (Amendment to Existing Section 2.02):

A-1